UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Local Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF LOCAL CORPORATION

to be held

June 23, 2015

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope

7555 Irvine Center Drive

Irvine, CA 92618

May 8, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Local Corporation on June 23, 2015, at 9:00 a.m., local time, at our offices at 7555 Irvine Center Drive, Irvine, CA 92618. We look forward to greeting those stockholders who are able to attend.

At the meeting, you are being asked to elect John E. Rehfeld and Frederick G. Thiel, as Class II members to our Board of Directors; to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending 2015; to approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares of our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants, to approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to implement a reverse stock split of the Company’s common stock, $0.00001 par value per share, at a ratio of 1-for-6 at any time prior to December 31, 2016, to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase its authorized shares of stock from 75,000,000 to 210,000,000 and the number of authorized shares of common stock, par value $0.00001 per share (the “Common Stock”) from 65,000,000 to 200,000,000, as described in the attached proxy, and to approve our named executive officer compensation as disclosed in this proxy statement.

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date, and return your proxy in the enclosed envelope at your earliest convenience.

As always, your interest and participation in the affairs of Local Corporation are greatly appreciated. Thank you for your continued support.

Sincerely,

The Board of Directors

Local Corporation

7555 Irvine Center Drive

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 23, 2015

May 7, 2015

To our Stockholders:

The 2015 Annual Meeting of Stockholders of Local Corporation (the “Company”) will be held at our offices at 7555 Irvine Center Drive, Irvine, CA 92618 on June 23, 2015, beginning at 9:00 a.m. PT for the following purposes, each as more fully described in the proxy statement accompanying this Notice:

(1) To elect two directors as a Class II members of the Company’s Board of Directors for a three-year term expiring in 2018;

(2) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3) To approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares of our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants;

(4) To approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to implement a reverse stock split of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), at a ratio of 1-for-6 at any time prior to December 31, 2016;

(5) To approve an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of stock from 75,000,000 to 210,000,000 and the number of authorized shares of Common Stock from 65,000,000 to 200,000,000, as described in the attached proxy;

(6) To approve our named executive officer compensation as disclosed in this proxy statement; and

(7) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 7, 2015, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend the annual meeting in person. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time in accordance with the procedures set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2015. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2014 Annual Report on Form 10-K are also available at http://ir.local.com/proxy

Your vote is very important regardless of the number of shares you own, please read the attached proxy statement carefully, and complete, sign, date and return the enclosed proxy card or voting instruction form promptly.

By Order of the Board of Directors,

FREDERICK G. THIEL

Chairman of the Board of Directors

7555 Irvine Center Drive

Irvine, CA 92618

PROXY STATEMENT

This proxy statement is furnished to the stockholders of Local Corporation (the “Company,” “Local,” “Local Corporation,” “we,” “us” or “our”), a Delaware corporation, in connection with the solicitation by the Board of Directors of Local (the “Board”) of proxies for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 23, 2015, beginning at 9:00 a.m., PT, at the Company’s offices located at 7555 Irvine Center Drive, Irvine, CA 92618, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy are first being mailed to our stockholders on or about May 28, 2015. When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2015: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2014 Annual Report on Form 10-K are also available at http://ir.local.com/proxy.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including:

•	To elect two directors as a Class II members of the Company’s Board of Directors for a three-year term expiring in 2018 (Proposal 1);

•	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2);

•

To approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares of our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants (Proposal 3);

•

To approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to implement a reverse stock split of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), at a ratio of 1-for-6 at any time prior to December 31, 2016 (Proposal 4 or the Reverse Split Proposal);

•

To approve an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of stock from 75,000,000 to 210,000,000 and the number of authorized shares of Common Stock from 65,000,000 to 200,000,000 (Proposal 5 or the Authorized Shares Proposal); and

•	To approve our named executive officer compensation as disclosed in this proxy statement (Proposal 6); and

•	To transact such other business as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 7, 2015, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the close of business on May 7, 2015, you will be entitled to vote all of the shares that you held at that time at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at our principal business office, 7555 Irvine Center Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.

How many shares of our Common Stock are outstanding and what are the voting rights of the holders of those shares?

On May 7, 2015, the record date for the Annual Meeting, 24,314,051 shares of our Common Stock were outstanding. Each of the holders of the outstanding shares of our Common Stock on the record date will be entitled to one vote on each matter for each share of Common Stock held.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 8:45 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal are counted by us for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will also be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum. Brokers or other nominees who hold shares of our Common Stock in street name for a beneficial owner of those shares generally have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the proxy holders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. As a registered stockholder, you may change your vote (also known as revoking your proxy) at any time before the proxy is voted at the Annual Meeting by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. Written notice of revocation and other communications with respect to the revocation of proxies should be addressed to Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, Attn: Corporate Secretary. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

The solicitation of proxies will be conducted by mail, and we will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial holders of Common Stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies for the Annual Meeting. To date the total expenses incurred by us in connection with the solicitation of proxies is approximately $10,000 and an additional $5,000 in expenses is anticipated.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of two directors as Class II members of the Company’s Board, as described under Proposal 1 herein;

•

FOR the ratification of the Board of Directors’ appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as described under Proposal 2 herein;

•

FOR the approval, in accordance with Nasdaq Marketplace Rules, of the issuance of shares our Common Stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of our Common Stock underlying such convertible notes and warrants, as described in Proposal 3 herein;

•

FOR the approval of a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s Common Stock, at a ratio of 1-for-6 at any time prior to December 31, 2016, as described in Proposal 4 herein;

•

FOR the approval of an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of stock from 75,000,000 to 210,000,000 and the number of authorized shares of Common Stock from 65,000,000 to 200,000,000, as described in Proposal 5 herein;

•	FOR the approval of our named executive officer compensation as disclosed in this proxy statement, as described under Proposal 6 herein.

With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards.

What vote is required to approve each of the proposals?

For Proposal 1: We have adopted, pursuant to our bylaws, a plurality voting standard with respect to the election of directors. As such, the nominees for Class II directors with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting (in other words, a plurality), shall be elected as our Class II directors to serve until our annual meeting of stockholders in 2018 and/or until their successors are duly elected and qualified. As brokers will not have discretionary voting power on the election of our Class II directors at the Annual Meeting, there will be “broker non-votes” for such matter. If you do not instruct your broker how to vote with respect to the election of our Class II directors, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” will not count as votes “For” or to “Withhold Authority.”

For Proposal 2: The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the ratification of our independent registered public account firm and, as such, there would not be expected to be broker non-votes in connection with that proposal.

For Proposal 3: The proposal to approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares of our Common Stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of our Common Stock underlying such convertible notes and warrants requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Brokers do not have discretionary authority to vote on Proposal 3, and therefore there may be broker non-votes on Proposal 3. Broker non-votes will not affect the outcome of the vote on Proposal 3 and will not be counted in determining the number of shares necessary for approval of such proposal.

For Proposal 4: The proposal to amend our Certificate of Incorporation to implement a reverse stock split of the Company’s Common Stock, at a ratio of 1-for-6 at any time prior to December 31, 2016 requires the affirmative “FOR” vote of a majority of the outstanding shares of the Company. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on this amendment to our Certificate of Incorporation and as such, there would not be expected to be broker non-votes in connection with this Proposal 4.

For Proposal 5: The proposal to amend our Certificate of Incorporation to increase our authorized shares of stock from 75,000,000 to 210,000,000 and the number of authorized shares of Common Stock from 65,000,000 to 200,000,000 requires the affirmative “FOR” vote of a majority of the outstanding shares of the Company. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on this amendment to our Certificate of Incorporation and as such, there would not be expected to be broker non-votes in connection with this Proposal 5.

For Proposal 6: The advisory vote to approve our executive compensation, as described in this proxy statement, requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Brokers do not have discretionary authority to vote on Proposal 6, and therefore there may be broker non-votes on Proposal 6. Broker non-votes will not affect the outcome of the vote on Proposal 6 and will not be counted in determining the number of shares necessary for approval of such proposal.

What effect do abstentions and broker non-votes have on the proposals?

In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A “broker non-vote” occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. As such, your shares will count for purposes of determining whether a quorum exists for the Annual Meeting if your broker votes on the routine matter, with or without your proxy. However, brokers are no longer permitted to vote on the election of directors without instruction from the beneficial owner of the shares.

Who will count the votes?

Members of the Company’s management will tabulate the votes and act as Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

As permitted by applicable law, for stockholders who have requested a printed copy of the proxy materials, only one copy of the proxy materials, which include the proxy statement and the 2014 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials. We will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2014 Annual Report, or if you desire to receive a separate copy of this proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, or by telephone at (949) 784-0800.

If a broker, bank or other nominee holds your Local shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2014 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

Are proxy materials for the 2015 Annual meeting available electronically?

Yes. This proxy statement and the 2014 Annual Report are available electronically at http://ir.local.com/proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a Board comprised of not less than three nor more than seven directors and authorizes the Board to set the number of directors within that range by a majority vote from time to time. Our Certificate of Incorporation also divides our Board into three classes with staggered terms. Our number of directors is currently set at five with one director in Class I and two directors in each of Class II and III. At the 2015 Annual Meeting, only two Class II directors will be elected and the Board has nominated John E. Rehfeld and Frederick G. Thiel, for election as our Class II directors. Unless you specifically withhold authority in the attached proxy for the election of Mr. Rehfeld and/or Mr. Thiel as a Class II director, the person named in the attached proxy will vote FOR the election Mr. Rehfeld and Mr. Thiel. Mr. Rehfeld and Mr. Thiel will be elected to serve a three year term expiring at the annual meeting in 2018 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Our nominees have consented to serve if elected. If our nominees become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee or nominees designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that the nominees will be unable or unwilling to serve.

Our bylaws provide for the election of nominees to the Board based on a plurality of the votes received at a meeting called for the purpose of electing directors. As such, the nominees with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting, shall be elected as our Class II directors.

The Board recommends a vote “FOR” the election of the nominees for director. If you fail to vote your shares or instruct your broker on how to vote your shares, your broker will not be able to vote on your behalf with respect to the election of the nominees for director.

The following provides information regarding our nominees as the Class II members to the Board, including their age, the year in which they first became our director, their principal occupation or employment during the past five years and any family relationship with any other director or our executive officers:

Class II Nominees:

Name	Director Since	Age as of 5/7/15	Business Experience, Directorships and Director Qualifications
John E. Rehfeld (A) (CC) (NC)	2005	75

Business Experience: Mr. Rehfeld is currently the adjunct professor of marketing and strategy for the Executive MBA Program at Pepperdine University (since 1998) and the University of San Diego (since 2010).

Directorships: Mr. Rehfeld was previously a Director of Lantronix, Inc. (from May 2010 to November 2012), ADC Telecommunication, Inc. (from September 2004 to December 2010) and Primal Solutions, Inc. (from December 2008 to June 2009). Additionally, Mr. Rehfeld currently holds directorships with a number of private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Rehfeld to serve as a Director of the Company: Over 30 years executive experience in high

Name	Director Since	Age as of 5/7/15	Business Experience, Directorships and Director Qualifications

growth industries, including prior experience as a chief executive officer of a number of companies; prior and current experience serving as a director of a number of public and private companies; and a distinguished educational background, including a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Chemical Engineering from the University of Minnesota, as well as his current positions as adjunct professor of marketing and strategy for the Executive MBA Programs at Pepperdine and the University of San Diego.

Frederick G. Thiel, Chairman and Chief Executive Officer	2013	54

Business Experience: Mr. Thiel has served as our Chief Executive Officer since May 2014. Prior to that Mr. Thiel served as our Chairman from January 2014 to May 2014. From January 2007 to December 2012, Mr. Thiel served as the Managing Partner of the Software IT Group at Triton Pacific Capital Partners. Mr. Thiel has been an Operating Partner with Graham Partners, a mid-market private equity firm since 2008

Directorships: As part of his role at Triton Pacific Capital Partners, Mr. Thiel served on the boards of four of its portfolio companies: Custom Credit Systems, LP, DB Technology, LOC, Asssetpoint, LLC, and Vayan Marketing Group, LLC. Mr. Thiel presently holds directorships with three private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Thiel to serve as a Director of the Company: Over 20 years executive experience in high tech industries, including prior experience as a chief executive officer of a public company and prior and current experience serving as a director of private companies.

Directors Continuing in Office Until 2016 (Class III):

Name	Director Since	Age as of 5/7/15	Business Experience, Directorships and Director Qualifications
John Payne (A)(C)	2014	59

Business Experience: Mr. Payne has served as the Chairman and President of SimpleAir, Inc., a technology licensing company which has licensed patents across the smartphone industry since April of 2004. Mr. Payne is the lead Inventor for such patents. Since June of 2013, he has also served as a Managing Director of Outset Ventures, a startup studio for the development of early stage SaaS, mobile and financial services companies. Since June of 2013, he has served as the Executive Chairman of LOANZ, Inc., an Outset portfolio company which is an emerging leader in marketplace lending. Mr. Payne has served as chief executive officer of a number of technology companies, including CircleUp, Inc., the leading group messaging platform for payments and messaging services, Preventsys, an enterprise regulatory compliance and Security Risk Management Company, Day Software (SWX: DAYN) a publicly traded leading provider of global enterprise content management solutions, and Stamps.com (NASDQAQ: STMP), a leading provider of postage over the Internet from the US Postal Service.

Directorships: In the past five years, Mr. Payne has held no other public company directorships.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Payne to serve as a Director of the Company: Over 15 years executive experience in high tech industries, including current experience as a chief executive officer and prior and current experience serving as a director of private and public companies.

David Hughes (AC)(N)	2014	46

Business Experience: Since May 2004, Mr. Hughes has served as Chief Executive Officer of The Search Agency, a global digital marketing company providing integrated multi-channel online marketing strategies, implementation and ongoing optimization to small and medium sized businesses. Prior to joining The Search Agency, Mr. Hughes served as Senior Vice-President, Corporate Development for United Online, Inc., from 1999 to 2004. Mr. Hughes was a Management Consultant with the Boston Consulting Group from 1997-1999 and an Associate with Mercer Management Consulting from 1993 to 1995.

Directorships: In the past five years, Mr. Hughes has held one other public company directorship, with Spark Networks, Inc.

Name	Director Since	Age as of 5/7/15	Business Experience, Directorships and Director Qualifications
Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Hughes to serve as a Director of the Company: Over 15 years executive experience in high tech industries, including current experience as a chief executive officer and prior and current experience serving as a director of private companies and a public company; and a strong educational background, including a Bachelor of Arts, with Honors, from the University of Western Ontario, and a Masters of Business Administration from Harvard University’s Graduate School of Business Administration.

Director Continuing in Office until 2017 (Class I):

Name	Director Since	Age as of 5/7/15	Business Experience, Directorships and Director Qualifications
Norman K. Farra Jr. (LD)	2005	46

Business Experience: In April 2015, Mr. Farra joined Rockport Global Advisors as Managing Director of Investment Banking. Prior to Rockport, Mr. Farra had served as an Independent Banker and Advisor with Merriman Capital, FEP (Financial Entrepreneurs Program) since October 2012. From January 2012 to September 2012, Mr. Farra served as Managing Director, Investment Banking for Aegis Capital, Inc. From December 2009 to December 2011, Mr. Farra served as Managing Director, Investment Banking for R.F. Lafferty & Co. Inc.. From May 2008 to December 2009, he served as Director, Investment Banking for Cresta Capital Strategies, LLC. He was an independent financial consultant from September 2007 to May 2008, and served as Managing Director of Investment Banking for GunnAllen Financial Inc. from August 2006 to September 2007. From June 2001 to August 2006, he was an independent contractor acting as Managing Director of Investment Banking for GunnAllen Financial Inc.

Directorships: In the past five years, Mr. Farra has held no other public company directorships.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Farra to serve as a Director of the Company: Over 22 years experience in the finance, capital markets and financial services industry; significant experience in the investment banking and financial consulting industry; certification from the National Association of Corporate Directors; and a strong educational background, including a Bachelor of Science degree in Business Administration from Widener University.

(A)	Member of the Audit Committee

(AC)	Chairman of the Audit Committee

(C)	Member of the Compensation Committee

(CC)	Chairman of the Compensation Committee

(LD)	Lead Director

(N)	Member of the Nominating and Corporate Governance Committee

(NC)	Chairman of the Nominating and Corporate Governance Committee

Committee memberships noted above are as of May 7, 2015.

Director Compensation

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2014, by members of our Board, unless the director was also a named executive officer in 2014:

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Norman K. Farra Jr.(1)	85,050	52,191	137,241
John E. Rehfeld(2)	103,498	52,191	155,689
John Payne(3)	29,800	22,035	51,835
David Hughes(4)	29,800	22,035	51,835

(1)	As of December 31, 2014, Mr. Farra held options to purchase an aggregate of 185,416 shares of our Common Stock.

(2)	As of December 31, 2014, Mr. Rehfeld held options to purchase an aggregate of 181,210 shares of our Common Stock.

(3)	As of December 31, 2014, Mr. Payne held options to purchase an aggregate of 16,666 shares of our Common Stock.

(4)	As of December 31, 2014, Mr. Hughes held options to purchase an aggregate of 16,666 shares of our Common Stock.

Non-employee members of the Board receive an annual retainer of $30,000 plus $1,500 for each in-person or telephonic Board meeting attended and $750 for each in-person meeting attended telephonically. The Lead Director, Mr. Farra, receives an annual fee of $15,000. The Chairman of the Audit Committee receives an annual fee of $15,000. The Chairman of the Compensation Committee receives an annual fee of $7,000. The Chairman of the Nominating and Corporate Governance Committee receives an annual fee of $5,000. Members of committees of the Board receive $1,200 for each committee meeting attended. In addition, all members of the Board receive an annual grant of an option to purchase 25,000 shares of our Common Stock. Non-employee members of the Board received their option grant for 2013 Board service in January 2014. Also, in light of additional service required of all Board members during 2013 and continuing in 2014, members of the Board received a one-time supplemental grant of an option to purchase 15,000 shares of our Common Stock in January 2014. One-half of each of the options granted to the member of the Board are vested at the time of the grant, and the remaining portions vest in equal monthly installments over the following twelve months. Stock option grants have a post-separation exercise period of two years.

Board Meeting Attendance

Our Board met 12 times during 2014. During the year, overall attendance by incumbent directors was 100% at Board meetings and 100% at committee meetings to which they had been appointed. At last year’s annual meeting of stockholders, one member of our Board was in attendance.

Director Independence

Director	Independent(1)	Audit Committee Member(2)	Nominating and Corporate Governance Committee Member(2)	Compensation Committee Member(2)
Frederick G. Thiel	No
Norman K. Farra Jr	No
John E. Rehfeld	Yes	X	X	X
John M. Payne	Yes	X		X
David M. Hughes	Yes	X	X

(1)	The Board has determined that Messrs. Hughes, Payne and Rehfeld were “independent” for the year ended December 31, 2014, within the meaning of the Nasdaq Capital Market (“Nasdaq”) director independence standards, as currently in effect. The Board further determined that Frederick G. Thiel and Norman K. Farra, Jr., were not independent as of December 31, 2014. Messrs. Hughes and Payne joined the Board on June 9, 2014.

(2)	Committee membership and independence is as of May 7, 2015.

Board Leadership Structure

The Board, in conjunction with the Nominating and Corporate Governance Committee, has determined that it is in our best interests that our Chief Executive Officer also serve as Chairman in light of our size, the size of the overall Board, and the Chief Executive Officer’s overall familiarity with our business, strategy and the industry in general. The Board believes that the dual role of Chairman and Chief Executive Officer allows the Chief Executive Officer, who is deeply involved in our day-to-day operations, to best present to the independent directors his ideas for us, the challenges facing us, the opportunities available to us, and our operations. The independent directors can then utilize their collective experience, oversight and expertise in determining the strategies and our priorities should focus its efforts on. Together, the Chairman and CEO and the independent directors make determinations about our strategic direction, and management is accountable for executing the strategy. The Board believes that this manner of governance appropriately balances the need for an informed and involved Chairman with independent Board oversight. In furtherance of these objectives, the independent directors meet at least four times annually in executive session without management or non-independent directors present. The Board has also historically appointed a lead director during periods in which the Chairman and CEO roles were held by the same individual. Presently, Fred Thiel serves as our Chairman and Chief Executive Officer and Norman Farra serves as our lead director. In the event of an actual or potential conflict of interest involving any director, including the Chairman or lead director, both the Chairman and lead director are both promptly informed.

The Board’s Role in Risk Oversight

The entire Board is engaged in risk oversight, including reviewing management’s operational and financial planning and associated risks. The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal, regulatory and strategic. The full Board receives these reports from the appropriate officer within the organization to enable it, pursuant to its Corporate Governance Guidelines, to assess the major risks facing us and to review the options to mitigate such risks. Furthermore, the Audit Committee regularly considers policies with respect to risk assessment and risk management as they relate to our consolidated financial statements and financial reporting process. During meetings of the full Board, the Chairman or other members of the Audit Committee report to the full Board on applicable issues related to risk.

Board Committees

As of May 7, 2015, our Board has three active standing committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. From time to time, the Board may also establish special purpose committees.

Audit Committee

The Audit Committee is currently comprised of Mr. Hughes as Chairman and Messrs. Payne and Rehfeld, each of whom satisfies the Nasdaq and SEC rules for Audit Committee membership (including rules regarding independence). The Audit Committee held seven meetings during 2014. The Board has determined that Mr. Hughes is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq listing standards.

The Audit Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities to our stockholders with respect to the integrity of our financial statements and reports and financial reporting process. Specific responsibilities include:

•

reviewing and recommending to the Board approval of the Corporation’s interim and annual financial statements and management’s discussion and analysis of results of operation and financial condition related thereto;

•	being directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•

pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the independent registered public accounting firm;

•	reviewing the independence and quality control procedures of the independent registered public accounting firm;

•	preparing the Audit Committee report in the Company’s proxy materials in accordance with applicable rules and regulations, when applicable and required;

•

establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by our employees of concerns regarding questionable accounting or auditing matters; and

•	annually reviewing its charter and recommending any amendments to the Board.

The Audit Committee meets periodically with management to consider the adequacy of our internal controls and the financial reporting process. It also discusses these matters with our independent registered public accounting firm and with appropriate company financial personnel. The Audit Committee reviews our financial statements and discusses them with management and our independent registered public accounting firm before those financial statements are filed with the SEC.

The Audit Committee regularly meets privately with the independent registered public accounting firm. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by us to perform the audit of our financial statement or related work or other audit, review or attestation services for us. The Audit Committee periodically reviews the independent registered public accounting firm’s performance and independence from management. The independent registered public accounting firm has access to our records and personnel and reports directly to the Audit Committee.

The Audit Committee is empowered to retain outside legal counsel and other experts at our expense where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

Compensation Committee

The Compensation Committee (the “Compensation Committee”) is currently comprised of Mr. Rehfeld as Chairman and Mr. Payne, each of whom satisfies the Nasdaq and SEC rules for membership to the Compensation Committee (including rules regarding independence). The Compensation Committee held eight meetings during 2014.

The Compensation Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Compensation Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•

reviewing, at least annually, and making recommendations to the Board with respect to executive compensation strategies, benefits, incentive-compensation plans and equity-based plans to ensure management is properly rewarded for its contribution and that management is properly aligned with the interests of our shareholders;

•

reviewing the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, including an evaluation of the Chief Executive Officer’s performance in light of these goals and objectives and, based upon such evaluation, setting the salary, bonus, incentive and equity compensation for our Chief Executive Officer;

•

reviewing the evaluation process of and compensation structure for our other senior executive officers and reviewing the performance of our other senior executive officers, as well as approving the compensation of such senior executive officers;

•

the periodic review of and the making of recommendations to the Board with respect to our long term incentive plans and grants thereunder to the Chief Executive Officer and other senior executive officers, including with consideration to our performance, relative shareholder return, awards at comparable companies and other factors;

•	the review and approval of employment agreements, separation and severance agreements, and other appropriate management personnel;

•	the grant of discretionary awards under our equity incentive plans, and the exercise of authority of the Board with respect to the administration of our incentive compensation plans;

•	consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Securities Exchange Act of 1934, as amended;

•	review and discuss with management the “Compensation Discussion and Analysis” section of our annual proxy statement or annual report on Form 10-K;

•	reviewing the adequacy of its charter at least annually;

•	reviewing the Compensation Committee’s own performance on at least an annual basis; and

•	reviewing whether a compensation consultant needs to be retained and, if so, to retain a compensation consultant free of any conflict of interest.

In addition to the powers and responsibilities expressly delegated to the Compensation Committee in its charter, the Compensation Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with our bylaws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “NCG Committee”) is currently comprised of Mr. Rehfeld as Chairman and Mr. Hughes, each of whom satisfies the Nasdaq and SEC rules for membership to the NCG Committee (including rules regarding independence). The NCG Committee held nine meetings during 2014 and there was no unanimous written consents.

The NCG Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the NCG Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•	the identification, evaluation and recommendation to the board of qualified candidates to become Board members;

•	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	the selection of candidates to fill any vacancies on the Board;

•	the periodic review of the performance of the Board and its individual members;

•	the making of recommendations to the Board regarding the number, function and composition of the committees of the Board;

•	the evaluation, on an at least annual basis, of the performance of the chief executive officer and other executive officers in light of corporate goals and objectives;

•	the review and provision of assistance to the Board in developing succession plans for the executive officers and other appropriate management;

•

the recommendation to the Board of compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements for the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•	the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to us (the “Corporate Governance Guidelines”); and

•	oversight of the evaluation of the Board.

In addition to the powers and responsibilities expressly delegated to the NCG Committee in its charter, the NCG Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with our bylaws.

Consideration and Determination of Executive and Director Compensation.

The Compensation Committee undertakes a review of executive and director compensation on at least an annual basis. The Compensation Committee applies its established compensation principles to such considerations when determining when and if changes are warranted with respect to the compensation of our executives and directors. The Compensation Committee, as part of its considerations, may review the compensation and compensation philosophies of companies within our peer group, as established by the Compensation Committee from time to time. The Compensation Committee utilizes a combination of salary, annual cash incentives, long-term, equity based incentives and other benefits to structure executive compensation packages in conformity with its compensation principles, generally with the intent of rewarding performance in a manner that is aligned with stockholder interests. While the Compensation Committee retains authority over all such compensation matters, it may delegate certain matters, such as the administration of certain of its benefits plans, to our human resources department.

The Compensation Committee periodically uses Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants. Cook & Co. previously advised the Compensation Committee with respect to trends in executive compensation, the selection of our peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels. In 2014, Cook & Co. advised the Compensation Committee with respect to the executive compensation package for our new Chief Executive Officer, Fred Thiel.

Our chief executive officer does provide recommendations to the Compensation Committee as to the compensation of his direct reports, including all of our other Named Executive Officers. These recommendations are not binding on the Compensation Committee, which reserves for itself the final determination of compensation packages for all Named Executive Officers, including the chief executive officer. Our chief executive officer also has an opportunity to discuss with the Compensation Committee his compensation on at least an annual basis.

Director Nomination Process

In selecting director nominees, the Board, through the NCG Committee, may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to Kenneth S. Cragun, Secretary, c/o

Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.

The Board, through its NCG Committee, will consider a number of factors when reviewing potential director nominees. The factors which are considered by the Board and its NCG Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in our industry, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of our operations. However, our Board has not adopted a formal diversity policy.

In identifying, evaluating and selecting future potential director nominees for election at each future annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Board, through its NCG Committee, engages in a selection process. The Board, through its NCG Committee, will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. The Board may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the NCG Committee. The members of the NCG Committee will make an initial determination in their own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the NCG Committee determines that it is appropriate to proceed, the Chief Executive Officer and at least one additional member of the Board will interview the prospective director candidate(s). The full Board may interview the candidates as well. The NCG Committee provides informal progress updates to the Board, as appropriate, and meets to consider and recommend final director candidates to the entire Board as necessary. The Board ultimately determines which candidates are nominated or elected to fill a vacancy.

There have been no changes to the procedure by which our stockholders may recommend nominees to our board of directors.

Communications with the Board

Stockholders who wish to contact members of the Board may send written correspondence to the following address: Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Secretary, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics, as applied to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers complies with the requirements of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our web site at http://ir.local.com, under the “Corporate Governance” tab. In addition, a copy of the code of business conduct and ethics will be provided to any person without charge upon request to Kenneth S. Cragun, Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. We intend to timely disclose any amendments to or waivers of certain provisions of our code of business conduct and ethics that apply to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers on our web site within four business days of such amendment or waiver or as otherwise required by the SEC or Nasdaq.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board (the “Audit Committee”) consists of three non-employee directors as of the date of this report, including David Hughes, as chairman, John Rehfeld and John Payne, each of whom the Board has determined to be an independent director under applicable SEC rules, the Nasdaq listing standards and the Company’s own internal guidelines. The Audit Committee is a standing committee of the Board and operates pursuant to a written charter adopted by the Board, which is available on our website, http://ir.local.com, under the “Corporate Governance” tab.

Among its functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”). The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United State of America.

The Audit Committee met seven times during fiscal 2014 to fulfill its responsibilities. The Audit Committee’s chairman and senior members of the Company’s financial management team establish the Audit committee’s agenda for all such meetings. During 2014, the Audit Committee also met with the Company’s independent auditors and the senior members of the Company’s financial management team to discuss any matters that, in the opinion of the Audit Committee, should be discussed privately with the Audit Committee, the independent auditors or the senior members of the Company’s financial management team.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2014, with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors matters required to be discussed pursuant to Auditing Standard No. 16, (Communications with Audit Committees) adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor their independence.

Based on the reports and discussions described above, the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

David M. Hughes, Chairman
John E. Rehfeld
John Payne
May 7, 2015

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth, as of May 7, 2015, certain information concerning our executive officers:

Name	Age	Position
Frederick G. Thiel	54	Chief Executive Officer and Chairman of the Board
Kenneth S. Cragun	54	Chief Financial Officer and Secretary
Scott Reinke	41	Chief Legal Officer

Frederick G. Thiel was appointed to our board of directors on January 16, 2013. Mr. Thiel was appointed Chairman of the Board on January 10, 2014 and Chief Executive Officer on May 7, 2014. From January 2007 to December 2012, Mr. Thiel served as the Managing Partner of the Software IT Group at Triton Pacific Capital Partners, a private equity firm making equity investments on behalf of itself and its investors in lower middle market companies. As part of his role at Triton Pacific Capital Partners, Mr. Thiel served on the boards of four of its portfolio companies: Custom Credit Systems, LP, an enterprise software company providing commercial lending automation solutions to major banks; DB Technology, LLC, an enterprise content management software company providing solutions to healthcare providers; Assetpoint, LLC, an enterprise software company providing enterprise asset management solutions to major corporations; and Vayan Marketing Group, LLC, an internet media marketing company providing customer acquisition services to major consumer brands. Mr. Thiel has been an Operating Partner with Graham Partners, a mid-market private equity firm since 2008. Mr. Thiel is presently a director of three private companies, including Predixion Software, Inc., B&B Electronics, Inc., and OCTANe LLC. Mr. Thiel attended classes at the Stockholm School of Economics in Europe.

Kenneth S. Cragun has served as our Chief Financial Officer since December 2010, as our Secretary since October 2010, as our interim Chief Financial Officer from October 2010 to December 2010, and our Vice President of Finance from April 2009 to October 2010. From June 2006 to March 2009, Mr. Cragun was the Chief Financial Officer of Modtech Holdings, Inc., a supplier of modular buildings. Mr. Cragun received a Bachelors of Science degree in Accounting from Colorado State University-Pueblo. Mr. Cragun’s responsibilities prior to Local Corporation have included chief financial officer functions at a public company, including preparation of financials for SEC disclosures in accordance with GAAP, audit experience at a nationally recognized certified public accounting firm, and day-to-day management of the financial affairs of both public and private companies.

Scott Reinke has served as our Chief Legal Officer since July 2014. Prior to that, he served as our General Counsel since April 2009. From October 2006 through April 2009, Mr. Reinke served as Executive Vice President and General Counsel of Emerging Media Group, Inc., which operated Market Maker Interactive, a full service interactive agency, and TRAFFIQ, a digital media management and media buying platform. Prior to Emerging Media Group, Mr. Reinke served as the vice president of legal and associate general counsel for MIVA, Inc., a provider of performance-based online marking and commerce services. Mr. Reinke received his Bachelor of Arts degree, cum laude, in English and Political Science from Boston College, and his Juris Doctorate from the Georgetown University Law Center.

Involvement In Certain Legal Proceedings

On October 20, 2008, Modtech Holdings, Inc., a Delaware Corporation, filed a voluntary petition for reorganization under Chapter 11 of the US Bankruptcy Code. Mr. Cragun, our chief financial officer, was chief financial officer of Modtech Holdings, Inc. at the time of filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our Common Stock as of May 7, 2015:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors and nominees;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, restricted stock units, warrants or convertible securities held by each such person that are exercisable, vested or convertible within 60 days of May 7, 2015, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage of beneficial ownership is based on 24,314,051 shares of Common Stock outstanding as of May 7, 2015.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Held	Percentage
5% Stockholders:
The Tail Wind Fund Ltd (1)	2,586,699	9.99%
Wolverine Flagship Fund Trading Limited (2)	2,586,699	9.99%
Goldman Capital Management (3)	5,613,029	20.85%
Executive Officer and Director:
Frederick G. Thiel (4)	302,203	1.23%
Norman K. Farra Jr. (5)	297,998	1.21%
John M. Payne (6)	106,322	* %
David M . Hughes (7)	125,781	* %
John E. Rehfeld (8)	376,824	1.53%
Kenneth S. Cragun (9)	300,350	1.22%
Scott D. Reinke (10)	206,957	* %
All directors and executive officers as a group (7 persons) (11)	1,716,435	6.99%

*	- less than 1%

(1)

The amount set forth as the beneficial ownership is after taking into account the Fund’s Ownership Limitation (as defined below). Without such Ownership Limitation, the Fund’s beneficial ownership would be 10,466,380 shares of common stock, including 3,818,089 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 7, 2015. Also includes 3,350,379 and 3,173,483 shares issuable upon the conversion of the Series A Notes and Series B Notes, respectively, and 124,429 shares related to interest payments, of which 61,809 have already been issued and 62,620 of which will be issuable within 60 days of May 7, 2015. Under the terms of the Series A Notes and the Warrants, this stockholder may not convert the Series A Notes or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99% of the outstanding shares of the Company (the “Ownership Limitation”).

(2)	The amount set forth as the beneficial ownership is after taking into account the Fund’s Ownership Limitation. Without such Ownership Limitation, the Fund’s beneficial ownership would be 10,466,380 shares of common stock, including 3,818,089 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 7, 2015. Also includes 3,350,379 and 3,173,483 shares issuable upon the conversion of the Series A Notes and Series B Notes, respectively, and 124,429 shares related to interest payments, of which 61,809 have already been issued and 62,620 of which will be issuable within 60 days of May 7, 2015. Under the terms of the Series A Notes and the Warrants, this stockholder is also subject to the Ownership Limitation.

(3)	Includes 869,702 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 7, 2015. Also includes 1,369,417 and 352,609 shares issuable upon the conversion of the Series A Notes and Series B Notes, respectively, and 13,825 shares related to interest payments, of which 6,868 have already been issued and 6,958 of which will be issuable within 60 days of May 7, 2015.

(4)	Includes 166,666 shares issuable upon the exercise of the options that are exercisable within 60 days of May 7, 2015. Also includes 45,179 shares issuable upon exercise of warrants, and 90,358 shares issuable upon the conversion of the Series A Notes.

(5)	Includes 182,708 shares issuable upon the exercise of the options that are exercisable within 60 days of May 7, 2015. Also includes 27,107 shares issuable upon exercise of warrants, and 54,215 shares issuable upon the conversion of the Series A Notes. Also includes 4,500 shares with indirect beneficial ownership by Mr. Farra as custodian for his daughter, and an additional 5,000 shares with indirect beneficial ownership by Mr. Farra as custodian for his wife.

(6)	Includes 25,000 shares issuable upon the exercise of the options that are exercisable within 60 days of May 7, 2015. Also includes 27,107 shares issuable upon exercise of warrants, and 54,215 shares issuable upon the conversion of the Series A Notes.

(7)	Includes 25,000 shares issuable upon the exercise of the options that are exercisable within 60 days of May 7, 2015. Also includes 27,107 shares issuable upon exercise of warrants, and 54,215 shares issuable upon the conversion of the Series A Notes.

(8)	Includes 188,502 shares issuable upon the exercise of the options that are exercisable within 60 days of May 7, 2015. Also includes 27,107 shares issuable upon exercise of warrants, and 54,215 shares issuable upon the conversion of the Series A Notes.

(9)	Includes 230,775 shares issuable upon the exercise of the options that are exercisable within 60 days of May 7, 2015. Also includes 18,071 shares issuable upon exercise of warrants, and 36,143 shares issuable upon the conversion of the Series A Notes.

(10)	Includes 137,711 shares issuable upon the exercise of the options that are exercisable within 60 days of May 7, 2015. Also includes 18,071 shares issuable upon exercise of warrants, and 36,143 shares issuable upon the conversion of the Series A Notes.

(11)	Includes 956,362 shares issuable upon the exercise of options that are exercisable within 60 days of May 7, 2015, and 9,500 shares with indirect beneficial ownership.

EXECUTIVE COMPENSATION

Executive Compensation Program Objectives and Overview

The Compensation Committee administers our executive compensation arrangements and meets in executive session with the Board of Directors to determine the compensation of our Chief Executive Officer. As discussed in more detail below, in determining the compensation for our other Named Executive Officers (as defined below), the recommendations of our Chief Executive Officer, among other factors, may be considered by the Compensation Committee. Nevertheless, the Compensation Committee is solely responsible for making the final decisions on compensation for our Named Executive Officers.

Our general compensation arrangements are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•	We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

We are guided by the above principles in our compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow us to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to our overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

The executives listed in the Summary Compensation Table in this Proxy are referred to as the “Named Executive Officers.”

Overview

We are dependent upon the experience and talents of our executives to successfully manage our highly technical, complex and rapidly evolving business. We compete in a rapidly changing industry, one which regularly experiences paradigm shifting technological developments and shifting trends in the businesses and markets in which we compete. We rely on our executives to successfully address these developments and to improve our business and its performance in order to increase shareholder value. We face a highly competitive executive labor market and face competitors for our executives’ skills of our similar size and scale, as well as larger competitors with greater resources than we have and smaller competitors that seek to hire our executives to facilitate and expedite their own businesses that compete with us directly or in the same industry.

Executive Compensation Programs

Our current executive compensation program is comprised of three key components, which collectively are intended to conform to our compensation philosophy and to reward our executives based on individual and company performance. We use (1) base salary, (2) periodic incentive cash or cash and equity bonuses, and (3) long-term equity awards, in the form of stock options and RSUs, as its primary compensation components. The Compensation Committee considers how each such component of executive compensation promotes retention and rewards performance by the individual and us generally when structuring its executive compensation arrangements.

We seek to provide targeted compensation opportunities at the median of competitive market practice in order to attract, retain, and motivate our executives. However, the Compensation Committee may target an individual executive’s compensation higher or lower than the median based on the individual’s role, experience, and/or performance, among other factors. The Compensation Committee uses certain peer companies (as identified below) to inform it of competitive pay levels and generally intends that base salary levels be consistent with competitive market base salary levels. The Compensation Committee generally targets performance-based compensation, such as bonus and long-term incentive equity opportunities to make up a substantial portion of each executive’s total direct compensation opportunity, as achievement of those are tied to our performance and individual performance and provide long-term incentives to our executives. The Compensation Committee believes that the cash and long-term equity incentives provided to our executives have been designed to provide an effective mix of incentives to ensure our executive performance is focused on building long-term stockholder value.

We do not provide any pensions or other retirement benefits for our executives other than our 401(k) plan. Generally, except for the payment of up to $1,500 a month in health insurance payments that would otherwise be paid by our executives and the cost of a life insurance policy of up to 5 times the executives annual salary, we also do not provide any perquisites. We provide our executive officers with certain severance protections as a further means of attracting and retaining our key executives and to preserve the stability of our executive team. These severance protections are described below under “Severance and Change in Control Severance Benefits” and “Potential Payments Upon Termination or Change in Control.”

Independent Consultant and Peer Group

The Compensation Committee periodically uses Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants. Cook & Co. previously advised the Compensation Committee with respect to trends in executive compensation, the selection of our peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels in 2010. In 2014, Cook & Co. advised the Compensation Committee with respect to the executive compensation package for our new Chief Executive Officer, Frederick G. Thiel.

The Compensation Committee considers, from time to time, peer company data compiled by management at the request of the Compensation Committee, in establishing compensation levels. The Compensation Committee utilizes this information when considering executive compensation arrangements, including the reasonableness of such arrangements from a competitive vantage point. For 2014, the Compensation Committee considered compensation data for the following companies: RCM Technologies, Marchex, Actuate, TravelZoo, XO Group, ipass, Geeknet, Guidance Software, Callidus Software, TechTarget, Tree, Innodata Isogen, Falconstar Software, Autobytel, and TheStreet. This group of companies is referred to by us hereafter as our “peer group” or our “peer companies” for 2014.

The peer group was selected in 2013 based on objective criteria, taking into account company size and industry. At the time of selection, the peers’ revenue and market capitalizations generally fell within a range of 1x to 10x of ours, with our revenue and market capitalization in the middle range to avoid distortion from size. The peers are technology and/or media companies that have businesses that are broadly similar to our business.

Shareholder Advisory Vote on Executive Compensation

At our 2014 Annual Meeting of Stockholders, 86.4% of our voting stockholders voted to approve a resolution approving, on an advisory basis, the compensation of our executive officers, as disclosed in our proxy statement of the 2014 Annual Meeting of Stockholders. The Compensation Committee considered this approval in its consideration of future executive compensation matters and has determined to generally maintain its practices and policies consistent with the prior year, subject to adjustments as are deemed appropriate in the view of the Compensation Committee in light of our present circumstances.

Current Executive Compensation Program Elements

Base Salaries

We provide the Named Executive Officers, along with other employees, with base salary to compensate them for their services throughout the year. The Compensation Committee performs an annual review of the base salaries of our Named Executive Officers. These base salary levels are intended to be generally consistent with competitive market base salary levels, but are not specifically targeted or “bench-marked” against any particular company or group of companies, including our peer group. The Compensation Committee sets base salaries so that a substantial portion of the executives’ total direct compensation remains contingent on performance-based bonuses and long-term incentive equity awards. The Compensation Committee considers and assesses, among other factors, the scope of an executive’s responsibility, prior experience, past performance, advancement potential, impact on results, salary relative to our other executives and relevant competitive data in setting specific salary levels for each of our Named Executive Officers, as well as our other officers.

The annual base salary of each of our then-current Named Executive Officers, except Mr. Thiel, was increased effective July 1, 2014, to adjust for cost of living increases. The Compensation Committee did not undertake a formal review of relevant market compensation data, as only cost of living increases were contemplated for 2014. Effective July 1, 2014: Mr. Cragun’s salary was increased from $300,000 to $309,000; and Mr. Reinke’s salary was increased from $270,000 to $300,000.

Short Term Bonuses

For 2014, the Compensation Committee approved a short term bonus plan (“Bonus Plan”) that was payable in cash, under which our Named Executive Officers were eligible to earn bonuses based on achievement against pre-determined annual performance goals. The bonus incentive opportunity was intended to motivate and reward executives by tying a significant portion of their total compensation to the achievement of pre-established performance metrics that were generally short-term, but impact the creation of long-term stockholder value. The Compensation Committee determined that use annual performance and payment periods for 2014 was appropriate.

Long-Term Incentive Equity Awards

We rely on long-term incentive equity awards as a key element of compensation for our executive officers so that a substantial portion of their total direct compensation is tied to increasing our market value. We have historically made annual grants of stock options to align the interests of our executives with those of our shareholders, while promoting focus by our executives’ on our long-term financial performance, and, through staggered grants with extended time-based vesting requirements, to enhance long-term retention of our executives.

The Compensation Committee considers competitive grant data for comparable positions as well as various subjective factors primarily relating to the responsibilities of the individual executive, past performance, and the executive’s expected future contributions and our value when determining the size of equity-based awards. Additionally, the Compensation Committee also considers the executive’s historic total compensation, including prior equity grants and value realized from those grants, as well as the number and value of shares owned by the executive, the number and value of shares which continue to be subject to vesting under outstanding equity grants previously made to such executive, and each executive’s tenure, responsibilities, experience and our value. No one fact is given any specific weighting and the Compensation Committee exercises its judgment to determine the appropriate size of awards.

Our 2014 long-term incentive grants to our Named Executive Officers were in the form of stock options with an exercise price that is equal to the closing price of our Common Stock on the grant date. As a consequence, our Named Executive Officers will only realize actual, delivered compensation value if our shareholders realize value through stock price appreciation after the date of grant of the options. The stock options also function as a retention incentive for our executives as they generally vest in installments over a period of three years after the date of grant.

Grant Practices. We do not have any plan, program, or practice to time the grant of equity-based awards to our executives or any of our employees in coordination with the release of material non-public information. All equity grants are made under our stock plans, which have been approved by our stockholders. The per share exercise price of stock options cannot be less than the closing sale price of our Common Stock on the grant date. The Compensation Committee typically makes annual equity grants in the months of December or January and when an officer begins employment or is promoted.

Severance and Change in Control Severance Benefits

We provide severance, including change-in-control severance, to our Named Executive Officers, as well as other members of our management team, as provided for in their respective employment agreements. It is the belief of the Compensation Committee that the severance offered by us helps to retain our management team, including our Named Executive Officers, by providing a stable work environment in which these employees are provided certain economic benefits in the event their employment is actually or constructively terminated, including in connection with a change in control. It also helps to create a mutually beneficial separation as we are able to secure a release from claims. We believe that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty regarding continued employment of our executives and other key employees and the change-in-control severance benefits offered by us will alleviate much of that uncertainty. The material terms of the change-in-control severance benefits offered to our Named Executive Officers are described below in the section entitled “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers.”

In providing severance agreements, the Compensation Committee considers best practices. Severance benefits available following a change in control are provided only on a “double-trigger” basis which means that there must be both a change in control and a termination, either actually or constructively, of the eligible employee’s employment in the circumstances described in the “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers” section below. In addition, our agreements with our Named Executive Officers do not contain excise tax gross-up provisions or “single-trigger” severance payment provisions. We do not maintain any severance plans beyond the severance benefits provided for in the employment agreements with our Named Executive Officers and other members of our management team.

Under their employment agreements, each of our Named Executive Officers, would be entitled to severance benefits in the event of his termination by us without cause or by the Named Executive Officer for good reason, or to due to his disability and, to a lesser extent, his death. The Compensation Committee determined that it is appropriate to provide the above noted Named Executive Officers with these severance benefits under these circumstances in light of their positions with us, general competitive practices, and as part of their overall compensation package.

The Named Executive Officers and certain other members of the management team are also entitled to accelerated vesting of all of their respective stock option awards in the event of a change in control or a termination without cause by us or a termination for good reason by the Named Executive Officer within the 120 day period preceding or following a change in control. Further, if accelerated vesting of all stock option awards is not available as described above, the Named Executive Officers and certain other members of the management team are entitled to accelerated vesting of those stock option awards that would vest during the initial period of their employment agreements with us in the event of a termination without cause by us or a termination for good reason by the Named Executive Officer outside of the 120 day period preceding or following a change in control. The Compensation Committee determined that this severance benefit was appropriate for each of its Named Executive Officers and certain of its management team based upon their positions with us, general competitive practices, and as part of their overall package.

Recipients of long-term incentive equity awards are also entitled to limited severance protections with respect to awards granted prior to the applicable severance event. The Compensation Committee determined that these protections help maximize the retention benefits to us of the long-term incentive equity awards and are consistent with general competitive practices.

Risk Considerations

The Compensation Committee has reviewed our compensation programs for our Named Executive Officers and our employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure that our performance is focused on long-term results. In general, bonus opportunities for our employees are capped, and we have discretion to reduce bonus payments or pay no bonus at all based on the individual performance component and other factors that we determine are appropriate given the particular circumstances. Similar to our named executive officers, a substantial portion of the compensation for all of our employees generally is delivered in the form of equity awards, that are intended to further align the interests of our employees with those of our stockholders.

With specific regard to our executives, including our named executive officers, the Compensation Committee has determined that the following compensation design features and risk oversight features provide protection against excessive risk-taking:

•

Our board of directors as a whole has responsibility for risk oversight and regularly reviews the areas of focus of our board committees. Our board committees report their deliberations to the full board on a regular basis. Additionally, the board considers the strategic, financial and execution risks that are associated with the operations, financial and capital decisions that impact on determinations of compensation under our compensation programs.

•

Our named executive officers are motivated to carefully assess risks as a majority of their compensation is performance-based, meaning unless they guard against risks, their compensation could also be negatively impacted.

•

Our Compensation Committee regularly discusses the reasonable range of future company performance expectations with our CEO, which provides the Compensation Committee with insight into the design and funding of our executive bonus plan.

•

In order to ensure a long-term focus by management, we have mitigated the incentives in our annual cash bonus program by capping annual bonus potential to a percentage of base salary, which represents a relatively small percentage of our executives’ total compensation opportunities.

•	Given that a high percentage of our overall pay mix for named executive officers is equity-based:

•

We provide competitive base salaries to our named executive officers to provide a steady income while allowing them to focus on our long-term performance rather than on short-term stock price fluctuations;

•

We design our bonus plan for named executive officers to be focused on financial performance metrics, which in combination with our use of equity awards that are subject to long-term vesting conditions; focuses our executives on driving long-term stockholder value and incentivizes them to avoid decisions that only benefit short-term results that may not be consistent with our long-term interests;

•	Our equity grants typically vest over a three-year vesting period to ensure our named executive officers have significant value tied to long-term stock price performance;

•	We prohibit speculative and hedging transaction involving our securities, which prevents our executive officers from insulating themselves from the effects of poor company stock price performance; and

•

We have internal controls over financial reporting, the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

Summary Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2014 and 2013, by our Named Executive Officers (our Chief Executive Officer, Chief Financial Officer and our one other most highly compensated executive officer in 2014, as well as for our former Chief Executive Officer and former President and Chief Operating Officer).

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Frederick G. Thiel	2014	296,625	—	—	563,072	—	—	859,697
Chief Executive Officer and
Chairman of the Board
Kenneth S. Cragun	2014	304,125	—	—	57,434	—	—	361,559
Chief Financial Officer and	2013	295,983	62,616	—	—	122,562	667	481,828
Secretary
Scott Reinke	2014	283,750	—	—	43,612	—	—	327,362
Chief Legal Officer	2013	261,504	46,805		—	75,157	—	383,465
Heath B. Clarke (2)	2014	53,167	—	—	17,591	—	772,375	843,133
Former Chief Executive Officer and	2013	450,309	211,419	88,922	—	225,453	721	976,824
Former Chairman of the Board
Michael A. Sawtell (3)	2014	147,623	—	—	—	—	563,165	710,788
Former President and Former	2013	313,818	83,775	45,694	—	133,543	87,649	664,480
Chief Operating Officer

(1)	The fair value of each performance and restricted stock unit award is calculated on the date of grant using the closing price of our Common Stock as reported by the Nasdaq. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year Option Granted	Expected Life	Volatility	Risk Free interest rate	Dividend yield
2014	3.5 years	67.80%	1.12%	None
2013	None	None	None	None

(2)	During 2014, Mr. Clarke received a severance package totaling $772,375 in accordance with the terms of that certain Separation and General Release Agreement dated January 10, 2014.

(3)	During 2014, Mr. Sawtell received a severance package totaling $563,165 in accordance with the terms of that certain Separation and General Release Agreement dated May 7, 2014.

Employment Agreements and Change in Control Arrangements with Our Named Executive Officers

Employment Agreements

We entered into amended and restated employment agreements with each of Mr. Cragun and Mr. Reinke on December 9, 2011. We entered into an employment agreement with Mr. Thiel on May 7, 2014. The employment agreements of our Named Executive Officers had automatically renewing terms of one year terms unless either party terminates it with at least 30 days’ notice to the other party.

If we terminate the executive employment agreements of our Named Executive Officers without cause (the definition of which is summarized below), or if the foregoing executive terminates his agreement with good reason (the definition of which is also summarized below), each as defined in the agreement, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination, (ii) his annual salary payable over one year after termination, (iii) an amount equal to all bonuses earned during the four quarters immediately prior to the termination date, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by the executive to exercise stock options, (iv) benefits for 12 months following the date of termination, (v) the vesting of all options that would have vested had the executive’s employment agreement remained in force through the end of the initial one-year term of the amended and restated agreement will be fully vested immediately prior to such termination, (vi) the right for 12 months from the date of termination to exercise all vested options granted to the executive. In the event of a termination without cause or for good reason by either Kenneth Cragun or Scott Reinke in connection with a change of control, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination; (ii) 1.25 times his annual salary payable in a lump sum; (iii) an amount equal to 1.25 times all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum; and (iv) benefits for 15 months following the date of termination.

In the event of a change of control or a termination without cause or for good reason by any of our Named Executive Officers within 120 days of a change of control, all options granted to such executive will be immediately vested and remain exercisable through the end of the option term as if the executive were still employed by us.

Under the terms of the agreements, a change of control is deemed to have occurred generally in the following circumstances:

•	The acquisition by any person of 35% or more of our securities, exclusive of securities acquired directly from us;

•	The acquisition by any person of 50% or more of the combined voting power of our then outstanding voting securities;

•	Certain changes in the composition of our Board of Directors;

•	Certain of our mergers and consolidations where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of our plan of liquidation or the consummation of the sale of all or substantially all of our assets where certain voting thresholds are not maintained.

Under the terms of the agreements, “cause” is generally defined as:

•

Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to us;

•

Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment to us, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of our Board of Directors or failure to devote substantially all of the business time and effort to us, upon notice; and

•	Material breaches of the agreement by executive.

Under the terms of the agreements, good reason is generally defined as:

•	A reduction in salary or failure to pay salary when due;

•	Material breach of the agreement by us;

•	Failure to have any successor in interest to us assume the employment agreement;

•	A relocation of the executive to offices a set distance away from the location set forth in the agreement;

•	A material diminution in the executive’s title, authority, duties, reporting relationship or responsibilities;

•	A change in executive’s reporting; and

The assignment to executive of any duties or responsibilities which are inconsistent with her status, position or responsibilities

Separation Agreements

On January 10, 2014, we entered into a separation and general release agreement (“Separation Agreement”) with Heath Clarke, our former Chief Executive Officer. Under the terms of the Separation Agreement, we paid Mr. Clarke his unpaid, earned wages and unused paid time off pay and are obligated to pay him $ 456,000, representing one year’s base salary following his separation. We will also pay Mr. Clarke additional severance of $ 316,375, representing 100% of the bonus earned over the previous four quarters immediately prior to the Separation Agreement, payable in accordance with the separation and general release agreement. In addition, we have agreed to pay 100% of Mr. Clarke’s health insurance premiums through January 2015 to the extent Mr. Clarke elected to continue his health care insurance coverage under COBRA. Mr. Clarke has the right to exercise any vested stock options through August 2015.

On May 8, 2014, we entered into a separation and general release agreement (“Separation Agreement”) with Michael Sawtell, our former President and Chief Operations Officer. Under the terms of the Separation Agreement, we paid Mr. Sawtell his unpaid, earned wages and unused paid time off pay and are obligated to pay him $563,165, representing one year’s base salary and 100% of the bonus earned over the previous four quarters immediately prior to the Separation Agreement, payable in accordance with the separation and general release agreement. In addition, we have agreed to pay 100% of Mr. Sawtell’s health insurance premiums through April 2015 to the extent Mr. Sawtell elected to continue his health care insurance coverage under COBRA. Mr. Sawtell has the right to exercise any vested stock options through May 7, 2015.

Termination and Change of Control Benefits

The table below sets forth estimated payments with respect to our Named Executive Officers upon the termination of employment with us under various circumstances and upon a change in control (“CIC”), calculated as of December 31, 2014.

	Involuntary For Cause or Without Good Reason	Involuntary Without Cause or For Good Reason	Death/ Disability	Involuntary Without Cause or For Good Reason In Connection With CIC
Frederick G. Thiel
Cash Severance	$—	$455,000	$455,000	$568,750
Kenneth S. Cragun
Cash Severance	$—	$309,000	$309,000	$386,250
Scott Reinke
Cash Severance	$—	$300,000	$300,000	$375,000

Outstanding Equity Awards at Fiscal Year-End — 2014

The following table sets forth the number of shares of Common Stock subject to exercisable and unexercisable stock options and number of unvested restricted stock units held as of December 31, 2014, by each of our Named Executive Officers.

2014 Outstanding Equity Awards at Fiscal Year-End

	Equity Incentive Plan Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Exercise Price Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Frederick G. Thiel	15,000	—		2.48	10/27/2019	—		—	—	—
	20,000	—		2.10	1/16/2020	—		—	—	—
	62,979	—		1.56	1/17/2021	—		—	—	—
	2,021	—		1.56	1/17/2021	—		—	—	—
	—	200,000	(1)	1.83	5/7/2021	—		—	—	—
	—	200,000	(2)	1.83	5/7/2021	—		—	—	—
	—	181,000	(3)	1.83	5/7/2021	—		—	—	—
Kenneth S. Cragun	46,000	—		2.31	4/1/2019	—		—	—	—
	19,167	—		2.31	4/1/2019	—		—	—	—
	19,166	—		2.31	4/1/2019	—		—	—	—
	25,000	—		4.85	10/18/2020	—		—	—	—
	13,000	—		6.01	12/10/2020	—		—	—	—
	42,000	—		5.14	1/11/2021	—		—	—	—
	30,335	—		2.29	12/9/2018	—		—	—	—
	7,221	3,612	(4)	2.29	12/9/2018	—		—	—	—
	—	—		—	—	1,733	(5)	1,802	—	—
	—	—		—	—	2,888	(6)	3,004	—	—
	7,221	3,612	(7)	2.34	12/7/2019	—		—	—	—
		43,333	(8)	1.56	1/17/2021
		43,333	(9)	1.18	12/21/2021
Scott R. Reinke	37,504	—		3.38	4/30/2019	—		—	—	—
	50,000	—		4.21	8/11/2019	—		—	—	—
	25,000	—		6.01	12/10/2020	—		—	—	—
	2,917	—		2.29	12/9/2018	—		—	—	—
	1,458	—		2.29	12/9/2018	—		—	—	—
	4,166	2,084	(4)	2.29	12/9/2018	—		—	—	—
	—	—		—	—	250	(5)	260	—	—
	—	—		—	—	1,666	(6)	1,732	—	—
	4,166	2,084	(7)	2.34	12/7/2019	—		—	—	—
		25,000	(8)	1.56	1/17/2021
		43,333	(9)	1.18	12/21/2021

	Equity Incentive Plan Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Exercise Price Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Heath B. Clarke	29,676	—		16.59	1/4/2015	—		—	—	—
	10,331	—		5.53	5/8/2015	—		—	—	—
	15,000	—		9.90	6/3/2015	—		—	—	—
	26,512	—		6.79	11/15/2015	—		—	—	—
	29,642	—		4.21	3/9/2016	—		—	—	—
	67,500	—		4.74	12/13/2017	—		—	—	—
	67,500	—		4.74	12/13/2017	—		—	—	—
	67,500	—		4.70	6/3/2018	—		—	—	—
	35,419	—		1.57	3/12/2019	—		—	—	—
	110,000	—		6.01	12/10/2020	—		—	—	—
	77,000	—		2.29	12/9/2018	—		—	—	—
	18,332	9,167	(4)	2.29	12/9/2018	—		—	—	—
	—	—		—	—	4,400	(5)	4,576	—	—
	—	—		—	—	7,333	(6)	7,626	—	—
	18,333	9,167	(7)	2.34	12/7/2019	—		—	—	—
Michael A. Sawtell	75,000	—		3.58	5/7/2015	—		—	—	—
	109,999	—		3.65	5/7/2015	—		—	—	—
	40,894	—		2.29	5/7/2015	—		—	—	—
	6,770	—		2.34	5/7/2015	—		—	—	—

(1)	33.33% of total grant vest on May 7, 2015, and the remainder vests each quarter over the next eight quarters commencing after May 7, 2015.

(2)	33.33% of total grant vest on May 7, 2016, and the remainder vests each quarter over the next eight quarters commencing after May 7, 2016.

(3)	33.33% of total grant vest on May 7, 2017, and the remainder vests each quarter over the next eight quarters commencing after May 7, 2017.

(4)	33.33% of total grant vested on December 9, 2013, and the remainder vests each quarter over the next eight quarters commencing after December 9, 2013.

(5)	33.33% of total grant vested on January 1, 2013 and 33.33% vested on January 1, 2014, and the remainder vests on January 1, 2015.

(6)	33.33% of total grant vested on January 1, 2014, and the remainder vests each year on January 1 over the next two years commencing after January 1, 2014.

(7)	33.33% of total grant vested on December 7, 2013, and the remainder vests each quarter over the next eight quarters commencing after December 7, 2013.

(8)	33.33% of total grant vest on January 17, 2015, and the remainder vests each quarter over the next eight quarters commencing after January 17, 2015.

(9)	33.33% of total grant vest on December 12, 2015, and the remainder vests each quarter over the next eight quarters commencing after December 12, 2015.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is an officer or employee of Local, and none of our executive officers serve as a member of a Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2013, we engaged Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc., in order to assist us with certain financing activities. A special committee of the Board of Directors was formed for purposes of evaluating the potential financial advisors and made the selection of Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc. The special committee of the Board was comprised entirely of independent Board members. Mr. Norman K. Farra Jr., served as a FEP Advisor for Merriman Capital, Inc. at the time of engagement. For his services in connection with the transactions related to the financing, Mr. Farra received an aggregate fee of approximately $127,500. In light of the engagement of Merriman Capital, Inc. and the potential for a conflict of interest, Mr. Farra resigned his positions on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board of Directors on January 16, 2013, as previously disclosed.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Copies of the reports filed with the SEC are required by SEC Regulation to be furnished to Local. Based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe each reporting person has complied with the disclosure requirements with respect to transactions made during 2014, except for Messrs. Cragun, Reinke, and Caponera who were each not timely with one Form 4 filing with respect to a grant of stock options made to each of them on December 12, 2014, as such filing was made on December 30, 2014, due to an administrative oversight.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BDO USA, LLP was engaged as our independent registered public accounting firm in April 2015 for the fiscal year ending December 31, 2015.

Proposal to Ratify Independent Registered Public Accounting Firm for 2015

Although it is not required to do so, the Audit Committee is submitting the appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment. In the event ratification of this appointment of independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting where he or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2015.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for professional audit services rendered by BDO USA, LLP for audit of our annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for other services provided by BDO USA, LLP for the years ended December 31, 2014 and 2013.

	Years Ended December 31,
	2014	2013
Audit Fees	$221,404	$229,461
Audit-Related Fees	—	—
Tax Fees	47,072	50,484
All Other Fees	—	—

Total Fees Paid	$268,476	$279,945

Audit Fees

Includes the fees for the annual audit of our consolidated financial statements, review of our quarterly financial statements, and review and consent of documents filed with the SEC.

Audit-Related Fees

None

Tax Fees

Includes the aggregate fees for tax return preparation, tax advice and tax planning.

All Other Fees

None

Our audit committee pre-approves all services provided by BDO USA, LLP.

PROPOSAL 3 — APPROVAL IN ACCORDANCE WITH NASDAQ MARKETPLACE RULES, OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UNDERLYING CONVERTIBLE NOTES AND WARRANTS PREVIOUSLY ISSUED BY US TO INVESTORS WHO PURCHASED CONVERTIBLE NOTES AND WARRANTS IN MARCH 2015, IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF OUR COMMON STOCK OUTSTANDING BEFORE THE ISSUANCE OF OUR COMMON STOCK UNDERLYING SUCH CONVERTIBLE NOTES AND WARRANTS.

Background

On March 9, 2015, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with the investors named therein (the “Investors”) relating to the sale and issuance in (i) a direct offering, registered under the Securities Act of 1933, as amended (the “Securities Act”), of $4,750,000 aggregate principal amount of Series B Senior Convertible Notes (each, a “Series B Note,” and collectively, “Series B Notes”) (including up to 6,699,575 shares of the Company’s Common Stock, initially issuable upon conversion or otherwise under the Series B Notes (subject to adjustment as described below)) in an offering (“Series B Offering”) pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-196429) and (ii) a contemporaneous private offering (the “Series A Offering” and, collectively with the Series B Offering, the “Notes Offering”), of $4,568,056 aggregate principal amount of the Company’s Series A Senior Convertible Notes (collectively, “Series A Notes” and together with the Series B Notes, the “Notes”) (including up to 8,255,266 shares of the Company’s Common Stock initially issuable upon conversion or otherwise under the Series A Notes (subject to adjustment as described below)) and warrants (the “Warrants”) to purchase up to 7,708,091 shares of the Company’s Common Stock (subject to adjustment as described below), for a term of five years after the closing of the Notes Offering (collectively, the “Financing”). The Company received total gross proceeds under the Financing of approximately $9.32 million. The Financing closed on March 12, 2015 (the “Closing Date”).

Ranking

Each series of Notes are the senior subordinated unsecured obligations of the Company and not the obligations of the Company’s subsidiaries. Each series of the Notes are subordinated in right of payment to the Company’s principal credit facility and any successor facility, equal in right of payment with one another, effectively subordinated to the Company’s existing and future secured debt, to the extent of the value of the collateral securing such debt, and to any debt of the Company’s subsidiaries, and senior to all other indebtedness of the Company. So long as any Notes remain outstanding, neither the Company nor any of its current or future subsidiaries will grant a security interest in their respective assets, nor will the Company or such subsidiaries incur any new debt except for (i) trade payables in the ordinary course of its business and (ii) certain permitted indebtedness, including its principal credit facility and any successor facility, which will be permitted senior indebtedness under the Notes and the Indenture (entered into in connection with the Financing).

Maturity Date

Unless earlier converted or redeemed, the Series A Notes will mature on April 11, 2018 and the Series B Notes will mature on August 1, 2016, subject, in each case, to the right of the Investors to extend the date (i) if an event of default under the applicable series of Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the applicable series of Notes or (ii) for a period of twenty business days after the consummation of a fundamental transaction if certain events occur (such date with respect to each series of Notes, as may be extended, the “Maturity Date”).

Interest

The Series A Notes bear interest at a rate of 8.00% per annum on the outstanding principal amount, computed on the basis a 360-day year and twelve 30-day months. Interest is payable on the Series A Notes commencing July 1, 2015 and quarterly thereafter on January 1, April 1, July 1 and October 1 (each a “Series A Interest Date”).

The Company may pay the applicable interest amounts due on a Series A Interest Date in shares of its Common Stock, subject to the satisfaction of certain Equity Conditions (as defined in herein), or elect to pay in cash (or a combination of both cash and shares of its Common Stock). If the Company is not permitted to deliver shares of Common Stock with respect to a Series A Interest Date due to a failure to satisfy any of the conditions, it must pay the applicable interest in cash, unless the conditions are waived by the holder of the Series A Note.

If the Company makes a payment due on any Series A Interest Date in shares of its Common Stock, the amount due on the Series A Interest Date (less any cash interest paid on such date) will be converted into shares of its Common Stock at a price per share equal to the Series A Interest Conversion Price (as defined herein). The “Series A Interest Conversion Price” is the lesser of (i) the Series A Conversion Price (as defined herein) then in effect and (ii) 80% of the quotient of (x) the sum of the volume weighted average price of the Common Stock for each of the five consecutive trading days immediately preceding such Series A Interest Date, divided by (y) five (as adjusted for stock splits, stock dividends, recapitalizations and similar events). The “Series A Conversion Price” is initially $0.5534 per share, subject to adjustment as described below under “— Conversion.”

Interest on the Series B Notes will accrue at 10.00% per annum on the outstanding principal amount, computed on the basis of a 360-day year and twelve 30-day months, and compounded monthly. Interest on the Series B Notes is payable (i) on each Series B Interest Date (as defined herein) occurring on an Installment Date (as defined herein) as part of the applicable Installment Amount (as defined herein) and (ii) with respect to each other Series B Interest Date, on such Series B Interest Date, in cash. With respect to any given calendar month, the “Series B Interest Date” means (x) if prior to the Maturity Date, such Installment Date, if any, in such calendar month or (y) if on or after the Maturity Date, the first trading day of such calendar month.

If a holder elects to convert or redeem all or any portion of either series of Notes prior to the applicable Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

The interest rate payable on each series of Notes will increase to 18.00% per annum (i) upon the occurrence of and during the continuance of any Event of Default pursuant to such series of Notes or (ii) at any time that the Company’s Common Stock is not listed on The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the NASDAQ Capital Market. The Company will also be required to pay a late charge of 18.00% on any amount of principal or other amounts due on each series of Notes which are not paid when due. Late charges on the Series A Notes are payable in arrears on each Series A Interest Date. Late charges on the Series B Notes are payable in arrears on each Installment Date.

Conversion

All amounts due under the Series A Notes and the Series B Notes (principal, interest, and late charges, if any) are convertible at any time, in whole or in part, at the option of the holders into shares of the Company Common Stock at either the Series A Conversion Price or the Series B Conversion Price (as defined herein), respectively, which prices are subject to adjustment as described below. If a holder elects to convert all or any portion of either series of Notes prior to the applicable Maturity Date, all accrued and unpaid interest and accrued and unpaid late charges on the principal amount being converted at the applicable Conversion Price (as defined herein). In the event of a partial conversion of the Series B Notes, the principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable conversion notice. The “Series B Conversion Price” will initially be $0.7090 per share, subject to adjustment as described below. The Series A Conversion Price and the Series B Conversion Price are referred to collectively herein as the “Conversion Prices.”

Each Conversion Price is subject to adjustment for stock splits, combinations or similar events. While any of either series of Notes are outstanding, if the Company issues Common Stock or is deemed to issue Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect for each series of Notes immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect for each series of Notes shall be reduced to the New Issuance Price, subject to certain exclusions. As such, we could potentially be required to issue an increasing amount of shares of Common Stock at an increasingly lower Conversion Price.

In the event of a stock dividend, split or combination, the number of shares of Common Stock acquirable pursuant to the conversion and exercise of such 2015 Notes and Warrants would be adjusted in accordance with the following formula:

a x (b/c)

Where:

a= Current total number of shares of Common Stock issuable pursuant to the 2015 Notes and Warrants

b= Number of shares of Common Stock outstanding after the event

c= Number of shares of Common Stock outstanding before the event

Simultaneously, the exercise price of such 2015 Notes and Warrants would be adjusted in accordance with the following formula:

(a x b)/c

Where:

a= Current 2015 Notes and Warrants price

b= Number of shares of Common Stock issuable pursuant to the 2015 Notes and Warrants prior to the adjustment above

c= Number of shares of Common Stock issuable pursuant to the 2015 Notes and Warrants after such adjustment

In the event of a Dilutive Issuance by us, the number of shares of Common Stock acquirable pursuant to the Series A Notes, Series B Notes and Warrants would be adjusted to the new issuance price:

By way of illustration, the following table sets forth the impact of a Dilutive Issuance by us at $0.50, $0.40, $0.30 and $0.20 per share:

Shares Recap	Current	Issuance at $0.50 per share	Issuance at $0.40 per share	Issuance at $0.30 per share	Issuance at $0.20 per share
Series A Notes
Principal	8,255,266	9,136,112	11,420,140	15,226,853	22,840,280
Warrants	3,675,835	4,705,882	5,982,421	7,843,133	11,764,703
Interest	1,981,263	2,192,666	2,740,833	3,654,444	5,481,667

Sub-total	13,912,364	16,034,660	20,143,394	26,724,431	40,086,650

Series B Notes
Principal	6,699,575	9,500,000	11,875,000	15,833,333	23,750,000
Warrants	4,032,256	5,250,000	6,562,497	8,750,000	13,125,000
Interest	650,731	922,736	1,153,421	1,537,894	2,306,842

Sub-total	11,382,562	15,672,736	19,590,918	26,121,227	39,181,842

Total	25,294,926	31,707,396	39,734,312	52,845,658	79,268,492

In addition, the Company has agreed that, if immediately following the close of business on a specified date in March 2016 (the “Adjustment Date”), the Series A Conversion Price then in effect exceeds the price equal to the quotient of (x) the sum of the volume weighted average price of the Common Stock for each of the five consecutive trading days immediately preceding the Adjustment Date, divided by (y) five (the “Adjusted Conversion Price”), the Series A Conversion Price will be reset to the Adjusted Conversion Price as of such Adjustment Date.

If the Company fails to timely deliver Common Stock upon conversion of either series of the Notes, the Company has agreed to pay “buy-in” damages of the converting holder and certain other amounts.

Redemption of Series A Notes at the Company’s Option.

If certain conditions are satisfied, the Company may redeem all (but not less than all) of the outstanding principal amount of the Series A Notes, together with interest to the redemption date and late charges, if any, at a redemption price equal to the amount to be redeemed plus, if the redemption date occurs prior to the first anniversary of the Closing Date, a make-whole amount equal to the amount of interest that would accrue under the Series A Notes at the interest rate then in effect assuming (for calculation purposes only) that the amount of the Series A Notes being redeemed as of the redemption date remains outstanding through the first anniversary of the Closing Date. Holders of the Series A Notes may convert their Series A Notes, in whole or in part, as described above, at the Series A Conversion Price then in effect.

Payment of Principal and Interest on Series B Notes

The Company has agreed to make amortization payments with respect to the principal amount of the Series B Note on each of the following dates, collectively, the “Installment Dates”:

•	Initially, on April 12, 2015, or thirty days after the Closing Date; and

•	Thereafter, the first trading day of each calendar month immediately following the previous Installment Date until the Maturity Date.

On each Installment Date, the Company will pay an “Installment Amount” on each Series B Note that is equal to the sum of (A) (I) with respect to any Installment Date other than the Maturity Date, the lesser of (X) each holder’s pro rata share of $200,000, and (Y) the principal amount then outstanding under the Series B Note as of such Installment Date, and (II) with respect to the Installment Date that is the Maturity Date, the principal amount then outstanding under the Series B Note as of such Installment Date (in each case, as any such

Installment Amount may be reduced pursuant to the terms of the Series B Note, whether upon conversion, redemption or otherwise), (B) any deferred amounts (as discussed below) included in such Installment Amount, (C) any Designated Specified Amount (as defined herein) included in the Installment Amount and (D) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid interest as of such Installment Date under the Series B Note and accrued and unpaid late charges, if any, under the Series B Note as of such Installment Date.

The Company is required to pay the applicable Installment Amount on an Installment Date in shares of Common Stock, subject to the satisfaction of the Equity Conditions. If the Company is not permitted to deliver shares of Common Stock with respect to an Installment Date due to a failure to satisfy any of the Equity Conditions, unless such failure is waived by holders of the Series B Notes, the applicable Installment Conversion Amount will be deferred to the last Installment Date (or such other Installment Date as a holder may specify in writing).

If the Company satisfies the conditions to deliver payment of shares of Common Stock on an Installment Date, the Installment Amount due on the Installment Date will be converted into shares of Common Stock at a per share price equal to the Installment Conversion Price. The “Installment Conversion Price” is the lowest of (i) the Series B Conversion Price then in effect and (ii) 80% of the quotient of (A) the sum of the volume weighted average price of the Common Stock for each trading day during the five consecutive trading day period ending and including the trading day immediately prior to the such Installment Date, divided by (B) five. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

Acceleration and Deferral of Amortization Amounts for Series B Notes

The holder of a Series B Note may, at the holder’s election by giving notice to the Company, defer the payment of the Installment Amount due on any Installment Date to another Installment Date, in which case the amount deferred will become part of such subsequent Installment Date and will continue to accrue interest.

On any day during the period commencing on an Installment Date (a “Current Installment Date”), and ending on the trading day prior to prior to the next Installment Date (“Installment Period”), the holder of a Series B Note may, at its election, convert other Installment Amounts (each, an “Acceleration”), in whole or in part, at the Installment Conversion Price in effect on the Current Installment Date. Notwithstanding the foregoing, with respect to any given Installment Period, a holder may not elect to effect any Acceleration during such Installment Period if the sum of (x) the Installment Conversion with respect to such Installment Date and (y) the sum of all Accelerations of the Holder during such Installment Period exceeds the applicable Maximum Acceleration Amount.

With respect to any applicable Installment Date, the “Maximum Acceleration Amount” is the amount set forth in the table below opposite the applicable average volume (the “5-Day Volume”) calculated as the quotient of (x) the aggregate daily trading volume (as reported on Bloomberg) of the Common Stock on NASDAQ Capital Market on each trading day during the five trading day period ending on the trading day immediately preceding such Installment Date, divided by (y) five:

5-Day Volume	Maximum Acceleration Amount
Less than or equal to 100,000	$200,000
Greater than 100,000, but less than or equal to 150,000	$233,000
Greater than 150,000, but less than or equal to 200,000	$266,000
Greater than 200,000	$300,000

Monthly Amortization Payment Procedures for Series B Notes

Installment Notices

Promptly following the close of the NASDAQ Capital Market (or other principal market in which the Common Stock is trading) on the trading day prior to each Installment Date, the Company is required to deliver a written notice (each an “Installment Notice,” and such date, the “Installment Notice Due Date”) to each holder of the Series B Notes, which Installment Notice shall (i) specify the applicable Installment Amount of such holder’s Series B Note to be converted pursuant to an Installment Conversion, (ii) specify the applicable Installment Conversion Price, (iii) specify the number of shares of Common Stock to be issued to the holder in such Installment Conversion and (iv) certify that either (A) there is not then an Equity Conditions Failure (as defined herein) as of the applicable Installment Notice Date or (B) if there is an Equity Conditions Failure as of the applicable Installment Notice Date, unless the holder waives such Equity Conditions Failure, no Installment Conversion shall occur on such Installment Date and the applicable Installment Conversion Amount shall be deferred to the last Installment Date (or such other Installment Date as the holder may elect in writing to the Company). An “Equity Conditions Failure” means that on any day during the period commencing twenty trading days prior to the applicable Installment Notice Date through the later of the applicable Installment Date and the date on which the applicable shares of Common Stock are actually delivered to a holder of the Series B Notes, the Equity Conditions have not been satisfied (or waived in writing by the holder). Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice with respect to a particular Installment Date, then the Company shall be deemed to have delivered an Installment Notice on the applicable Installment Notice Date with a certification that there is not then an Equity Conditions Failure in connection with such Installment Conversion.

Blocker Deferral Rights

If any holder of Series B Notes is unable to receive shares of Common Stock due to the Note Blocker (as defined herein) with respect to all or the portion of the applicable Installment Amount (the “Designated Specified Amount”), the Installment Amount of the holder for such Current Installment Date shall be automatically reduced by such Designated Specified Amount and the Installment Amount of the holder for the last Installment Date (or such other Installment Date as specified in writing by the holder) (the “Designated Specified Deferral Installment Date”) shall be automatically increased by such Designated Specified Amount and, at the holder’s option, at any time prior to the next Installment Date, (A) the holder may reduce the Designated Specified Amount of shares of Common Stock covered by the applicable Blocker Notice (as defined in the Series B Notes), in whole or in part, by delivery of one or more written notices to the Company (each, a “Withdrawal Notice”) and elect to convert the Designated Specified Amount (or such lesser amount as set forth in such Withdrawal Notice) at the Installment Conversion Price with respect to the applicable Installment Date (each, a “Withdrawn Designated Specified Amount”), (B) the Company shall convert each Withdrawn Designated Specified Amount and (C) the applicable Designated Specified Deferral Installment Date shall be decreased by the applicable Withdrawn Designated Specified Amount.

Equity Conditions

The Company may pay interest on the Series A Notes in shares of Common Stock, and is required to pay an Installment Amount on the Series B Notes in shares of Common Stock, only if all of the following equity conditions are satisfied (or waived by the holders of the applicable series of Notes), which are referred to in this report as the “Equity Conditions”:

•

on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the issuance to the holder or resale by the holder, as applicable, of all shares of Common Stock to be issued in connection with the event requiring this determination (each, a “Required Minimum Securities Amount”) without any restrictive legend, or the applicable Required Minimum Securities Amount of shares of Common Stock shall be eligible for either (A) issuance to the holder without any restrictive legend or (B) resale by the holder pursuant to Rule 144, in either case, without the need for registration under any applicable federal or state securities laws and no current information failure exists or is continuing;

•	the applicable Required Minimum Securities Amount of shares of Common Stock may be issued to the holder in full without violating the Note Blocker or the Exchange Blocker (as defined herein);

•

the Company shall have no knowledge of any fact that would reasonably be expected to cause (x) any registration statement required to be filed pursuant to the Registration Rights Agreement (as defined herein) to not be effective or the prospectus contained therein to not be available for the issuance to the holder or resale by the holder, as applicable, of the applicable Required Minimum Securities Amount of shares of Common Stock or (y) the applicable Required Minimum Securities Amount of shares of Common Stock to not be eligible for either (A) issuance to the holder without any restrictive legend or (B) resale by the holder pursuant to Rule 144, in either case, without the need for registration under any applicable federal or state securities and no current information failure exists or is continuing;

•

the holder shall not be in (and no other holder of the Notes shall be in) possession of any material , non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

•

on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any other transaction document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any transaction document;

•

on the applicable date of determination (A) no Authorized Share Failure (as defined in the Notes) shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock are available under our Certificate of Incorporation and reserved by the Company to be issued pursuant to the Notes and (B) the applicable Required Minimum Securities Amount of shares of Common Stock may be issued in full without resulting in an Authorized Share Failure;

•

on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an event of default or an event that with the passage of time or giving of notice would constitute an event of default; and

•	no Material Adverse Change (as defined in the Notes) then exists.

Redemption of Series B Notes at Holder’s Option

At any time the Company sells any Restricted Assets, each holder of a Series B Note shall have the right, in their sole discretion, to require the Company to redeem up to an aggregate Conversion Amount of the Series B Note equal to 83 1/3% of the Available Holder Optional Redemption Amount by delivering a Holder Optional Redemption Notice stating (i) the portion of the Conversion Amount that is being redeemed (the “Holder Optional Redemption Amount”) and (ii) the date on which the Holder Optional Redemption shall occur which date shall be not less than five business days from the date of delivery of the Holder Optional Redemption Notice. The portion of the Series B Note subject to redemption will be redeemed by the Company in cash at a price equal to 120% of the Holder Optional Redemption Amount. The “Available Holder Optional Redemption Amount” means, with respect to sales of Restricted Assets, the difference of (x) the holder’s pro rata amount of the aggregate net proceeds of all such sales of Restricted Assets, less (y) the aggregate Holder Optional Redemption Amount previously redeemed by the Company; provided, that the foregoing shall not apply to the initial $0.75 million of the aggregate gross proceeds of any sales of Restricted Assets to the extent the Company uses such proceeds for certain working capital purposes. The Company’s ability to pay interest and other amounts in cash with respect to each series of Notes is limited. See “— Limits on Cash Payments,” below.

For the purposes of the Series B Notes, “Restricted Assets” mean all assets of the Company and its subsidiaries, other than (i) advertising inventory on the website of the Company or any of its Subsidiaries sold in the ordinary course of business (consistent with past practices), (ii) licenses of software products by the Company or any of its Subsidiaries in the ordinary course of business (consistent with past practices) and (iii) inventory of the Company or any of its Subsidiaries sold in the ordinary course of business (consistent with past practices). “Conversion Amount” means the sum of (x) portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made, (y) all accrued and unpaid interest with respect to such portion of the principal amount and accrued and unpaid late charges with respect to such portion of such principal and such interest, if any, and (z) if elected by the holder in a writing to the Company, subordinated payment amounts.

Events of Default

Each of the following events contained in the respective series of Notes will constitute an under the respective series of Notes:

•

the failure of the applicable registration statement (as defined in the Registration Rights Agreement) to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to the date that is five days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable registration statement to be declared effective by the SEC on or prior to the date that is ten trading days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement); provided that to the extent such failure of the applicable registration statement to be declared effective by the SEC was caused by the Company’s failure to satisfy the SEC on the relevant registration statement or any document incorporated by reference therein and the Company and its counsel have timely and in good faith responded to comments by the SEC as required by the Registration Rights Agreement, no Event of Default shall be deemed to occur for an additional five trading day period;

•

while the applicable registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or such registration statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days or for more than an aggregate of ten trading days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

•	the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on one of several eligible market for a period of five consecutive trading days;

•

the Company’s (A) failure to cure a Conversion Failure (other than a Conversion Failure with respect to which a Conversion Notice has been withdrawn by the holder) or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five trading days after the applicable conversion date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to the Note Blocker or the Exchange Blocker, or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

•

subject to certain exceptions, at any time following the tenth consecutive day that the holder’s Authorized Share Allocation (as defined in the Notes) is less than the number of shares of Common Stock that the holder would be entitled to receive upon a conversion of the full Conversion Amount of the Notes;

•

the Company’s failure to pay to the holder any amount of principal, interest, late charges or other amounts when and as due under the Notes (including, without limitation, its failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure remains uncured for a period of at least five trading days;

•

the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holder upon conversion or exercise (as the case may be) of any securities acquired by the holder under the Purchase Agreement as and when required by such securities or the Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five trading days;

•

the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $0.25 million of Indebtedness (as defined in the Purchase Agreement) of the Company or any of its Subsidiaries (as defined in the Purchase Agreement), other than with respect to any Other Notes (as defined in the Notes);

•

bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary and, if instituted against the Company or any subsidiary by a third party, shall not be dismissed within forty-five days of their initiation;

•

the commencement by the Company or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law, except, solely with respect to any involuntary case or proceeding, that is not dismissed within forty-five days of their initiation;

•

the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five consecutive days;

•

a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $0.25 million are rendered against, agreed to or otherwise accepted by, the Company and/or any of its subsidiaries and which Judgments are not, within thirty days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $0.25 million amount set forth above so long as the Company provides evidence, reasonably satisfactory to the holder, that such Judgment is covered by insurance or an indemnity and the Company or such subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty days of the issuance of such Judgment;

•

the Company and/or any subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $0.25 million due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $0.25 million, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

•

other than as specifically set forth in this list of events of default, the Company or any subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality limitations, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive trading days;

•

an intentionally false or inaccurate certification by the Company that either (A) the Equity Conditions are satisfied, (B) the Optional Redemption Equity Conditions (as defined in the Series A Notes) are satisfied, (C) there has been no Equity Conditions Failure, (D) there has been no Optional Redemption Equity Conditions Failure (as defined in the Series A Notes) or (E) as to whether any Event of Default has occurred;

•

any breach or failure in any respect by the Company of any Subsidiary to comply with any covenant contained in the Notes or the Indenture (to the extent applicable to the Notes), and only in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive trading days;

•

any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party;

•	any Material Adverse Change occurs; or

•	any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

If an Event of Default occurs, any holder of Notes may force the Company to redeem all or any portion of such Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (a) the Conversion Rate (as defined below) multiplied (b) 125% of the Conversion Amount being redeemed, depending on the nature of the default, multiplied by the highest closing sale price of the Company Common Stock during the period beginning on the date immediately before the event of default and ending on the date of redemption. The “Conversion Rate” is determined by dividing the amount being converted or redeemed by the applicable Conversion Price. If the Company fails to make the cash redemption payment, at the holders’ option upon delivery of a notice voiding the redemption notice, the Conversion Price of the Notes shall be automatically adjusted with respect to each conversion effected thereafter to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) 70% of the lowest closing bid price of the Common Stock during the period beginning on and including the date on which the applicable redemption notice is delivered to the Company and ending on and including the date on which the applicable redemption notice is voided and (C) 70% of the quotient of (I) the sum of the five lowest volume weighted average prices of the Common Stock during the twenty consecutive trading day period ending and including the trading day immediately preceding the applicable conversion date divided by (II) five.

Fundamental Transactions

Each series of Notes prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity is a publicly traded company whose Common Stock is quoted on or listed for trading on an eligible market and the successor entity assumes in writing all of the Company’s obligations under each series of Notes under a written agreement acceptable to the holders of each series of Notes. In the event of transactions involving a change of control, the holders of each series of Notes will have the right to force the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon).

Covenants

Each series of Notes contain a variety of obligations of the Company not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•

the Company will initially reserve from its authorized and unissued Common Stock such number of shares equal to 125% of the maximum number of shares of its Common Stock issuable upon conversion of all Notes as of the Closing Date, which reservation amount will be increased to 150% of the maximum number of shares of its Common Stock issuable upon conversion of all of the Notes following the date specified in the Purchase Agreement;

•

the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any other indebtedness, except for permitted indebtedness;

•	the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, incur any liens, except for permitted liens;

•

the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, make any payments in respect of any indebtedness while an event of default under either series of Notes has occurred and is continuing, except with respect to permitted senior indebtedness (including its bank credit facility, limited to $12.0 million aggregate principal amount) and the other series of Notes;

•

the Company shall not, and it shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock or its subsidiaries’ capital stock;

•

the Company and its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of its assets or any assets of any subsidiaries, except for certain permitted dispositions (including sales in the ordinary course of business) and the sale of the assets of its Krillion local shopping platform and certain intellectual property assets at a fair market price;

•	the Company shall sell (x) the assets of its Krillion local shopping platform by no later than June 30, 2015 and (y) certain intellectual property assets by no later than December 31, 2015;

•

commencing prior to a specified date, so long as the Note remains outstanding, the Company shall engage an investment bank, reasonably satisfactory to the holders of the Notes, to explore strategic alternatives with the Company; and

•

if the Company receives any written notice by NASDAQ Capital Market that it has failed to satisfy the minimum trading price requirements of NASDAQ Capital Market and, as of the compliance deadline required by NASDAQ Capital Market in such written notice (each, a “Principal Market Deadline”), the Company still fails to satisfy such minimum trading price requirement, it will be required to, no later than such Principal Market Deadline, consummate a reverse stock split such that, after giving effect to such reverse stock split, it shall then be in compliance with the minimum trading price requirements of NASDAQ Capital Market.

Limitations on Conversion and Issuance

Subject to certain waiver rights, a Note may not be converted and shares of Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding shares of Common Stock ( the “Note Blocker”).

A Note may not be converted and shares of Common Stock may not be issued under the Notes if the sum of the number of shares of Common Stock to be issued plus the number of shares of Common Stock issued under all of the Notes and the Warrants would exceed the number of shares of Common Stock that the Company may issue without breaching NASDAQ Listing Rule 5635(d), unless the Company has obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 4,658,906 shares of its Common Stock under the Notes and the Warrants, as is being sought pursuant to this Proposal 4, or (ii) an opinion from legal counsel that more than 4,658,906 shares of its Common Stock may be issued under the Notes and the Warrants under Rule 5635(d) (the “Exchange Blocker”).

Limits on Cash Payments

Company’s ability to pay interest and other amounts in cash with respect to each series of Notes is limited. The Company is prohibited from paying any holder of any Notes in cash, and each holder of Notes is prohibited from accepting any cash amount from the Company in satisfaction of any amount owed under the Notes, provided, that the foregoing restriction does not apply at any time that there is a holder of the Company’s permitted senior indebtedness, provided that after giving effect to the applicable cash payment, the Company and its subsidiaries, on a consolidated basis, have at least $0.50 million in cash and cash equivalents (excluding cash held in a collection account for the permitted senior indebtedness or another account subject to daily cash sweep) and no event of default under the permitted senior indebtedness has occurred and is continuing. If at any time a payment under the Notes is due at a time that the Company is unable to satisfy the Equity Conditions precedent to making such payment in Common Stock but the Indenture (entered into in connection with Financing) prevents the Company from making such payment in cash, an event of default under the Notes would likely occur.

Warrants

The Warrants will entitle holders of the Warrants to purchase, in the aggregate, up to 7,708,091 shares of the Company’s Common Stock. The Warrants will expire on the fifth anniversary of the Closing Date. The Warrants will initially be exercisable at an exercise price equal to $0.6510. The exercise price is subject to certain adjustments, including the same anti-dilution adjustments for issuance of Common Stock as described above under “— Conversion” above. The exercise price of the Warrants is also subject to adjustment for stock splits, combinations or similar events, and, in this event, the number of shares issuable upon the exercise of the Warrant, will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after the adjustment. The exercise price of the Warrants is also subject to reset in the same manner as the Series A Conversion Price in March 2016.

Limitations on Exercise

The Warrants are also subject to the same limitations on conversions and issuance of Common Stock as the Notes. See “— Limitations on Conversion and Issuance.”

Fundamental Transactions

The Warrants prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity assumes all of the Company’s obligations under the Warrants under a written agreement before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Warrants) of the then unexercised portion of the Warrant.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, we entered into a Registration Rights Agreement with each of the Investors that is a party to the Securities Purchase Agreement (the “Registration Rights Agreement”), which provides for the registration of the Common Stock issuable upon conversion of the Series A Notes and upon exercise of the Warrants. The Company has an obligation to file a Form S-3 Registration Statement within 30 days of the Closing, to have such registration statement declared effective within 120 days of the closing (140 days if the Registration Statement is subject to review by the SEC), and to maintain the effectiveness of such registration statement for so long as the Series A Notes, Warrants or shares of Common

Stock issued pursuant to the Series A Notes or Warrants are held by the Investors or their permitted assignees. The Registration Rights Agreement also provides that if there is not an effective registration statement for all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by the agreement, the investors will also have piggyback rights to include their shares in any registration statements filed by the Company with the SEC, other than registration statements covering Common Stock issuable under stock-based compensation plans, registration statements relating to Common Stock issuable in business combination transactions, and certain other registrations. The Company may become responsible for certain specified damages, including “buy-in” payments, if it fails to meet its obligations under the Registration Rights Agreement.

Summary

As noted above (see –Limitations on Conversion and Issuance), the Notes and Warrants contain an Exchange Blocker which limits the total amount of shares of Common Stock issuable to all Investors to 4,658,906 (19.99% of the shares of Common Stock outstanding immediately prior to the Financing) (the “Exchange Cap”) in accordance with Nasdaq Marketplace Rule 5635(d), unless the Company has obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 4,658,906 shares of its Common Stock under the Notes and the Warrants, as is being sought pursuant to this Proposal 4, or (ii) an opinion from legal counsel that more than 4,658,906 shares of its Common Stock may be issued under the Notes and the Warrants under Rule 5635(d). In the event that, but for the foregoing Exchange Cap, the Investors would be entitled to convert their Notes and exercise their Warrants into shares of Common Stock, then the Company has agreed to pay “buy-in” damages of the converting holder and certain other amounts. Specifically, the Company shall pay cash in exchange for the cancellation of such shares of Common Stock that were otherwise issuable but for the Exchange Cap (as defined herein) (the “Exchange Cap Shares”) at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price (as defined in the Notes) of the Common Stock on any trading day during the period commencing on the date the holder delivers the applicable Conversion Notice (as defined in the Notes and Warrants) with respect to such Exchange Cap Shares to the Company and ending on the date of the Company makes the foregoing payment, and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any Buy-In Payment Amount, any brokerage commissions and other out-of- pocket expenses, if any, incurred in connection therewith.

In addition, if we do not obtain stockholder approval for us to issue Common Stock equal to 20% of more of the Common Stock outstanding before the transactions contemplated by the Purchase Agreement at this annual meeting of stockholders, then 19.99% Exchange Blocker remains in place and we are obligated to seek stockholder approval at subsequent meetings of stockholders until approval is obtained or all our obligations under the Notes and Warrants have been fulfilled.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

As a Nasdaq listed company, we are required to follow all applicable Nasdaq rules, including the Nasdaq Marketplace Rules. One such rule is rule 5635(d)(2) which requires stockholder approval when, in connection with a transaction other than a public offering, a transaction involves the potential issuance by us of Common Stock equal to 20% or more of the Common Stock outstanding before such potential issuance. Stockholder approval was not required at the closing the Financing because the terms of the Financing would not result in issuances equal to or more than 20%. However, we agreed in the Financing documents to seek stockholder approval which would allow us to exceed the 19.99% aggregate cap (the Exchange Cap) on the total shares of Common Stock that are issuable pursuant to the Notes and the Warrants.

In order to satisfy all applicable Nasdaq Marketplace Rules, including without limitation Nasdaq Marketplace Rule 5635(d), which will have the effect of removing the 19.99% aggregate cap on the total shares of Common Stock that are issuable pursuant to the Notes and the Warrants, the Board of Directors is seeking shareholder approval for the issuance of shares of our Common Stock underlying the Notes and Warrants in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of the Common Stock underlying the Notes and Warrants.

Our stockholders are being asked to approve the potential issuance by us of Common Stock equal to 20% or more of Common Stock outstanding before the Financing. If the 19.99% aggregate cap on the total shares of Common Stock that are issuable pursuant to the Notes and the Warrants is removed, there is no way to reasonably calculate the total number of our shares of Common Stock into which the Notes and the Warrants may ultimately be convertible, as it would be dependent upon factors that are not yet determined or known. The number of issuable shares can increase without limit if we undertake subsequent Dilutive Issuances of Common Stock at prices lower than the then-current conversion or exercise price of such Note and Warrants (see—Conversion).

Required Vote

The affirmative vote of a majority of the issued and outstanding shares of the Common Stock present in person or represented by proxy and entitled to vote at this meeting is necessary for approval of the issuance of shares of our Common Stock underlying the conversion of the Notes and exercise of the Warrants in an amount equal to or in excess of 20% of our common Stock outstanding before the Financing. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULES, OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UNDERLYING CONVERTIBLE NOTES AND WARRANTS PREVIOUSLY ISSUED BY US, IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF OUR COMMON STOCK OUTSTANDING BEFORE THE ISSUANCE OF OUR COMMON STOCK UNDERLYING SUCH CONVERTIBLE NOTES AND WARRANTS.

PROPOSAL 4 — RESOLUTION AUTHORIZING THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF 1-FOR-6 AT ANY TIME PRIOR TO

DECEMBER 31, 2016

General

Our Board of Directors has approved and is seeking stockholder approval of a resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s Common Stock at a ratio of 1-for-6 at any time prior to December 31, 2016 (the “Reverse Split”). The form of the proposed Amendment to our Certificate of Incorporation (the “Amendment”) to effect the Reverse Split is attached to this proxy statement as Appendix A; provided, however, that the text set forth in Appendix A is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the Reverse Split. If the Reverse Split is authorized by the stockholders and following such authorization our Board determines that the Reverse Split is in the best interest of the Company and its stockholders, our Certificate of Incorporation would be amended accordingly.

If our stockholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in their sole and absolute discretion, and without further action on the part of the stockholders, to effect the approved Reverse Split by filing the Amendment with the Delaware Secretary of State. If the Amendment has not been filed with the Delaware Secretary of State by the close of business on December 31, 2016, our Board of Directors will abandon the Amendment constituting the Reverse Split.

The reason we want to effect the Reverse Split is to increase the market price per share of our Common Stock in order to maintain the listing of our Common Stock on the NASDAQ Capital Market. See “Reasons for the Reverse Split.” We believe that maintaining the listing of our Common Stock on the NASDAQ Capital Market is in the best interests of our stockholders.

If the Reverse Split is implemented, the Amendment would reduce the authorized number of shares of our Common Stock in proportion to the Reverse Split. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately after the Reverse Split as such stockholder held immediately prior to the Reverse Split.

Reasons for the Reverse Split

The reason we want to effect the Reverse Split is to increase the market price per share of our Common Stock. Our Common Stock has been traded on what is now known as the NASDAQ Capital Market since 2006. One of the requirements for continued listing on the NASDAQ Capital Market is that shares retain a $1.00 minimum closing bid price. The price of our Common Stock has not been above $1.00 per share since January 9, 2015. On February 25, 2015, we received a deficiency letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based on the closing bid price for our Common Stock for the last 30 consecutive business days, we do not comply with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). The notification has no immediate effect on the listing of our Common Stock on The NASDAQ Capital Market. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have a grace period of 180 calendar days, or until August 24, 2015, to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing bid price per share of our Common Stock must be at least $1.00 for a minimum of ten consecutive business days. In the event we do not regain compliance by August 24, 2015, the Company may be afforded an additional 180-day compliance period, provided it demonstrates that it meets all other applicable standards for initial listing on The NASDAQ Capital Market (except the bid price requirement), and provides written notice of its intention to cure the minimum bid price deficiency during the second grace period, by effecting a reverse stock split, if necessary.

If we fail to regain compliance after the second grace period, our stock will be subject to delisting by NASDAQ. Notwithstanding the grace periods provided by the rules of the Nasdaq Capital Market, the Securities Purchase Agreement with the purchasers of the Notes requires that we call and hold a meeting of our stockholders to obtain stockholder approval for a reverse split of our Common Stock at a ratio up to 6 for 1 by June 30, 2015, as we are doing pursuant to this Proposal 4. Under the Notes, our failure to list our Common Stock on a major stock exchange would increase the interest rate on the Notes to 18.00%.

We believe that maintaining the listing of our Common Stock on the NASDAQ Capital Market is in the best interests of the Company and our stockholders. Listing on the NASDAQ Capital Market increases the liquidity of the Company Common Stock and may minimize the spread between the “bid” and “ask” prices quoted by market makers. Further, maintaining our NASDAQ Capital Market listing may enhance our access to capital that is necessary to fund our operations. A delisting from the NASDAQ Capital Market will also make us ineligible to use Securities and Exchange Commission (“SEC”) Form S-3 to register the sale of shares of our Common Stock in a limited primary offering or to register the resale of our securities held by certain of our security holders in a secondary offering with the SEC, thereby making it more difficult and expensive for us to register our Common Stock or other securities and raise additional capital. Finally, a delisting from the NASDAQ Capital Market could potentially place us in default under our Notes.

Form S-3 generally allows the registration statement to be continuously updated through the incorporation by reference of our periodic SEC filings. If we are ineligible to use Form S-3, we will need to file future registration statements on some other permitted Form, which may not permit incorporation by reference of the information in our periodic SEC filings. Maintaining the effectiveness of such registration statements and keeping the information contained therein current and up to date will become difficult, time-consuming and expensive. We would also incur additional costs under state blue-sky laws to sell equity if we are de-listed.

We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total stock value than would be the case if the stock price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Reverse Split given the reduced number of shares that would be outstanding after the Reverse Split.

For the above reasons, we believe that having the ability to effect the Reverse Split will help us regain and maintain compliance with the NASDAQ listing requirements, could improve the marketability and liquidity of our Common Stock, would allow us to remain in compliance with the terms of our Notes, and may allow us to continue to use Form S-3 for the registration of the sale of our stock (provided that all other eligibility requirements are met), and is therefore in the best interests of the Company and our stockholders.

However, we cannot assure you that the Reverse Split, if implemented, will have the desired effect of proportionately raising our Common Stock price over the long term, or at all. The effect of a reverse split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to the Company is varied. Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the Reverse Split is effected or that the market price per share after the Reverse Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance. We also cannot assure you that our Common Stock will not be de-listed due to a failure to meet other continued listing requirements even if after the Reverse Split the market price per share of our Common Stock remains in excess of $1.00.

Board Discretion to Implement the Reverse Split

If the Reverse Split is approved by our stockholders, it will be effected, if at all, only upon a determination by our Board of Directors that a Reverse Split is in the best interests of our stockholders. Notwithstanding approval of the Reverse Split by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposed amendment related to the Reverse Split and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Split prior to December 31, 2016, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the amendments prior to December 31, 2016, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

Effects of the Reverse Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Split as that stockholder held immediately prior to the Reverse Split. On March 31, 2015, we had 23,306,184 shares of our Common Stock outstanding and 41,693,816 shares of Common Stock that were authorized but unissued. As of March 31, 2015, our Board of Directors has reserved for possible future issuance approximately 27,893,026 shares of Common Stock for issuance upon the conversion of the Series A and Series B Notes, exercise of outstanding options, warrants, and rights, and 1,152,091 shares of Common Stock for issuance for future grants under our 2011 Omnibus Incentive Plan, as amended. All of these share numbers will be adjusted in the ratio of the Reverse Split. Additionally, the conversion price of the Series A Notes and Series B Notes and the exercise price of the 7,758,091Warrants outstanding from the 2015 Notes transaction will be further reduced following the Reverse Split to the price on the 20th trading day immediately following such Reverse Split if such price is lower than the price to which it is adjusted effective upon the effectiveness of the Reverse Split.

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of our Common Stock. For example, every 6 shares of our Common Stock that a stockholder owns will be combined and converted into a single share of our Common Stock. We estimate that following the Reverse Split we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares, the completion of the Reverse Split alone would not affect any stockholder’s proportionate equity interest in the Company. By way of example, a stockholder who owns a number of shares that, prior to the Reverse Split, represented 1% of our outstanding Common Stock would continue to own 1% of our outstanding Common Stock after the Reverse Split. The Reverse Split will not reduce your ownership interest except as a result of the treatment of fractional shares, as specified below. The Reverse Split may, however, increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

Because the Reverse Split will result in a reduction in the number of outstanding shares of our Common Stock, the Reverse Split will be accompanied by a corresponding decrease in the total number of issued shares of our Common Stock and a corresponding reduction in the number of shares of Common Stock that our Board of Directors is authorized to issue under our Certificate of Incorporation. The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on whether the Authorized Shares Increase (proposal 5) is approved. The reduction in the number of authorized shares would be effected by the filing of the Amendment, as discussed above. Should the proposal to increase our authorized shares of Common Stock be approved, our authorized shares of Common Stock would be reduced from 200,000,000 prior to the Reverse Split, to 33,333,333 subsequent to the reverse split. Should the proposal to increase our authorized shares of Common Stock not be approved, our authorized shares of stock would be reduced from 65,000,000 prior to the Reverse Split to 10,833,333 subsequent to the Reverse Split.

The Amendment will not affect the number of shares of authorized preferred stock which the Company may issue, which shall remain at 10,000,000 shares. There are no shares of preferred stock outstanding.

As of March 31, 2015, we had a total of 23,306,184 shares of Common Stock outstanding. The Reverse Split would reduce the number of shares of Common Stock outstanding to 3,884,364, an 83 percent decrease. The approximate number of shares of Common Stock that would remain authorized following the Reverse Split, excluding the Authorized Shares Increase Proposal (Proposal 5), would be 10,833,333 and the number of authorized but unissued shares of Common Stock would be 6,948,969.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split, upon surrender to the exchange agent of the certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our Common Stock on the business day immediately preceding the effective date of the Reverse Split as reported on the NASDAQ Capital Market by (ii) the number of shares of our Common Stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

Effect of the Reverse Stock Split on Convertible Notes, Warrants, Options and Restricted Stock Units

The number of shares of Common Stock subject to our outstanding Series A Notes, Series B Notes, Warrants, options and restricted stock units will automatically be reduced in the same ratio as the Reverse Split. The per share conversion price of those Series A Notes and Series B Notes and the exercise price of such Warrants and options, will also be increased in direct proportion to the Reverse Split ratio, so that the aggregate dollar amount payable for the purchase of the stock subject to the options and warrants will remain unchanged. For example, assume that an option holder has options to purchase 600 shares at an exercise price of $0.60 per share. When the Reverse Split is effected, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $3.60 per share. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options, restricted stock units and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. In addition, the proposed Reverse Split will reduce the number of shares of Common Stock available for future issuances under our 2011 Omnibus Incentive Plan, as amended, in proportion to the 1-for-6 Reverse Split ratio. In connection with the Reverse Split, in addition to the adjustments noted

above, the conversion price of the Series A Notes and Series B Notes and the exercise price of the 7,758,091Warrants outstanding from the 2015 Notes transaction will be further reduced following the Reverse Split to the price on the 20th trading day immediately following such Reverse Split if such price is lower than the price to which it is adjusted effective upon the effectiveness of the Reverse Split. For example, if the exercise price of a warrant from the 2015 Notes transaction was adjusted to $3.60 per share upon the effectiveness of the Reverse Split, but on the 20th trading day immediately following such Reverse Split the closing market price of our Common Stock was $3.00, then the exercise price of such Warrant would be adjusted to $3.00.

Exchange of Stock Certificates

The combination of, and reduction in, the number of shares of our outstanding Common Stock as a result of the Reverse Split will occur automatically on the date that the selected amendments to our Certificate of Incorporation effectuating the Reverse Split are filed with the Secretary of State of the State of Delaware (referred to as the effective date), without any action on the part of our stockholders and without regard to the date that stock certificates representing the stock prior to the Reverse Split are physically surrendered for new stock certificates.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for our Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our Common Stock such stockholder is entitled to receive as a result of the Reverse Split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing our Common Stock prior to the Reverse Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our Common Stock that he or she holds as a result of the Reverse Split. No new certificates will be issued to a stockholder until the stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent. Stockholders should not destroy any stock certificates and should not submit their stock certificates until they receive a transmittal form from our transfer agent.

Accounting Consequences

The proposed amendments to our Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain at $0.00001. As a result, as of the effective time of the Reverse Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to Certificate of Incorporation to effect the Reverse Split, and we will not independently provide our stockholders with any such rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the proposed Reverse Split will not cause the Company to go private.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. It addresses only stockholders who hold the pre-reverse split Common Stock and post-reverse split Common Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, including but not limited to:

•	banks, financial institutions, thrifts, mutual funds or trusts;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or foreign currency;

•	real estate investment trusts, personal holding companies or regulated investment companies;

•	foreign or United States expatriate stockholders;

•	stockholders who are not “United States persons,” as defined in Section 7701 of the Code;

•	controlled foreign corporations;

•	stockholders with a functional currency other than the U.S. dollar;

•	stockholders who hold the pre-reverse split Common Stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment;

•	stockholders who hold the pre-reverse split Common Stock as “qualified small business stock” within the meaning of Section 1202 of the Code;

•	common trusts;

•	traders, brokers, or dealers in securities who elect to apply a mark-to-market method of accounting;

•	partnerships or other pass-through entities or investors in such entities;

•	stockholders who are subject to the alternative minimum tax provisions of the Code;

•	stockholders who acquired their pre-reverse split Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan, or otherwise as compensation; or

•	holders of warrants or stock options.

This summary is based upon the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which are subject to differing interpretations. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of the Reverse Split to vary substantially from the consequences described herein. Further, no ruling from the Internal Revenue Service (the “IRS”) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance or guarantee that the IRS would agree with the conclusions set forth in this summary. This information is not intended as tax advice to any person and may not be relied upon to avoid penalties.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

The Reverse Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Certain filings with the IRS must be made by the Company and certain “significant holders” of our Common Stock in order for the Reverse Split to qualify as a recapitalization.

Assuming the Reverse Split qualifies as a recapitalization, a holder of our Common Stock generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split Common Stock. A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split Common Stock generally will recognize gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse split Common

Stock allocated to the fractional share interest. Subject to the limitations above and assuming the holder of our Common Stock holds such stock as a “capital asset” within the meaning of Section 1221 of the Code, such gain or loss will be long-term capital gain or loss if the pre-reverse split Common Stock were held for more than one year by the stockholder at the time of the Reverse Split. The aggregate tax basis of the post-reverse split Common Stock received in the Reverse Split will be equal to the aggregate tax basis of the pre-reverse split Common Stock exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests). The holding period of the post-reverse split Common Stock received in the Reverse Split will include the holding period of the pre-reverse split Common Stock exchanged.

Assuming the Reverse Split qualifies as a recapitalization, no gain or loss will be recognized by the Company as a result of the Reverse Split.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the Reverse Split and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the Reverse Split.

REQUIRED VOTE

Under Delaware law and our Certificate of Incorporation, the affirmative written consent of holders of a majority of the shares of Common Stock outstanding as of the Record Date is required to approve the Reverse Stock Split.

THE COMPANY’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF 1-FOR-6 AT ANY TIME PRIOR TO DECEMBER 31, 2016.

PROPOSAL 5 — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF NUMBER OF AUTHORIZED SHARES AND TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Board has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation, attached as Appendix B, to increase the authorized number of shares of capital stock of the Company from 75,000,000 shares to 210,000,000 shares, consisting of an additional 135,000,000 shares of authorized Common Stock for a total of 200,000,000 shares of Common Stock and 10,000,0000 shares of Preferred Stock, $0.00001 par value per share, authorized for issuance (the “Authorized Shares Amendment”).

As of May 7, 2015, the Company had 24,314,051 shares of Common Stock issued and outstanding, and convertible notes, options and warrants to acquire an aggregate of 27,614,021 shares of Common Stock. This represents an aggregate of 40,685,949 shares of Common Stock issued and reserved for issuance under outstanding convertible notes, option awards and warrants, which represents approximately 63% of the total 65,000,000 shares of currently authorized Common Stock. Upon approval of proposal 5, the amount reserved and outstanding will equal 44,045,569 as of May 7, 2015.

The Board believes the Amendment is necessary and prudent in order to allow the Company to issue additional shares of Common Stock for the purposes described below, and for any other lawful purpose.

Purpose and Effect of the Amendment

The proposed increase in the number of authorized shares of the Common Stock is deemed advisable by the Board in order to, among other purposes:

•

Allow the Company to fulfill its obligations pursuant to the terms of the Series A and Series B Convertible Notes and Warrants issued on March 12, 2015. On March 9, 2015, the Company entered into a Securities Purchase Agreement relating to the sale and issuance of Senior Convertible Notes, comprising $4.57 million aggregate principal amount of 8% Senior Convertible Notes (“Series A Notes”)

maturing in April 2018 and initially convertible at $0.5534 per share, and $4.75 million aggregate principal amount of 10% Partially Liquidating Debentures (“Series B Notes”) maturing August 2016, initially convertible at $0.7090 per share. Note that conversion prices are subject to adjustment. Both transactions included issuance of five-year warrants with 50% coverage with an exercise price at market price, defined as the preceding 5 day volume weighted average price. In connection with the foregoing transactions, we agreed to reserve for issuance 150% of the total shares of Common Stock that the Series A Notes, Series B Notes and warrants are convertible into, along with the interest payable pursuant to the Series A Notes and Series B Notes. Increasing the number of available shares will allow us to fulfill our obligations to our Series A and Series B Note holders.

•

Allow the Company the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. The Company is continuously seeking opportunities to add more expertise and proprietary products and services to further enhance its core capabilities through additional acquisitions of businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities. The reservation of shares in accordance with the Series A Notes, Series B Notes, and warrants, leaves a very small number of available authorized shares of Common Stock for issuance and severely constrains the Company’s ability to effect acquisitions of businesses using shares of its Common Stock or issuing shares to raise capital to fund such acquisitions or for other purposes. The Company does not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the authorized shares would be issued.

•

Allow the Company to provide equity incentive compensation to its employees, including those of newly acquired businesses. The Board believes that it is critical to incentivize its officers and employees to increase the Company’s revenues and profitability, and as a result, the Company’s market value, through equity incentive awards. The Company’s growth strategy requires that these incentives be provided to new employees of acquired businesses, to new hires to upgrade key areas of the Company’s operations, and to existing employees that are being asked to increase their and the Company’s level of performance. The Board believes that the Company’s ability to achieve its growth strategy will be impaired without additional shares of authorized Common Stock that could be used to provide such equity incentives.

If the Amendment is approved, the additional authorized but unissued shares of the Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by the Board, without further action or authorization by the stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of the Nasdaq Capital Market. If the Amendment is approved, the Board will initially establish a total reserve of at least 37,942,389 shares of Common Stock in order to fulfill its obligation with respect to the reservation for issuance of at least 150% of the total shares of Common Stock issuable upon conversion and/or exercise of the Series A Notes, Series B Notes and interest payable thereunder and the Warrants. The reservation of 34,582,769 shares of Common Stock will be undertaken regardless of whether or not Proposal 5 is approved by our stockholders.

The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock, such as the issuance of any convertible notes, warrants, stock options or stock appreciation rights, could affect the current stockholders of the Company in a number of ways, including the following:

•	diluting the voting power of the current holders of Common Stock;

•

diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock, such as in the case of the Series A Notes and Series B Notes;

•	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and

•	making the payment of dividends on Common Stock potentially more expensive.

The increase in authorized shares of Common Stock may have an incidental anti-takeover effect, although that is not the intention of this proposal. Additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company, and the increase in authorized shares discourages the possibility of, or renders more difficult, certain mergers, tender offers or proxy contests. For example, without further stockholder approval, the Board could sell shares of the Common Stock in a private transaction to purchasers who would oppose a takeover, thereby potentially preventing a transaction favored by a majority of independent stockholders under which stockholders would have received a premium for their shares over then-current market prices. This proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor are we currently aware of any such attempts directed at us). However, you should be aware that approval of this proposal could facilitate future efforts to prevent changes in control of the Board, including transactions in which you might otherwise receive a premium for your shares over then current market prices.

If the Amendment is approved by the stockholders at the Meeting, the Amendment will become effective upon the filing of the Authorized Shares Amendment with the Secretary of State of the State of Delaware.

The affirmative vote of the holders of a majority of the shares of Common Stock will be required to approve this Authorized Shares Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE COMPANY’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AUTHORIZED SHARES AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION, TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES AND THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 6 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION, AS DESCRIBED IN THIS PROXY STATEMENT.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

As we discuss above under the caption “Executive Compensation,” the general compensation arrangements of the Company are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•

We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance, while providing compensation at levels within our organization that rewards performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

We are guided by the above principles in its compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow us to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to our overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to indicate their support for the compensation of our executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Local Corporation (the “Company”) approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Summary Compensation Table” and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval of our executive compensation, as described in this proxy statement.

OTHER MATTERS

The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

This proxy statement and the accompanying proxy card, together with a copy of our 2014 Annual Report, is being mailed to our stockholders on or about May 28, 2015. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, with all Exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K if you write requesting one at 7555 Irvine Center Drive, Irvine, CA 92618. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2016 Annual Meeting

Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2015 Annual Meeting should arrange for such proposal to be delivered to us at our principal place of business no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, in order to be considered for inclusion in our proxy statement relating to such Annual Meeting or January 9, 2016. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, pursuant to our Bylaws, in order for business to be properly brought before the 2016 Annual Meeting by stockholders, including the nomination of a director, stockholders must submit a notice of the proposal to us between February 25, 2016 and March 26, 2016, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2015 Annual Meeting of Stockholders is not held between July 6, 2015, and October 14, 2015, under our Bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the nineteenth day prior to the 2016 Annual Meeting or (b) the tenth day following the date on which public announcement of the date of such 2016 Annual Meeting is first made by us.

All such proposals and notices should be directed to Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Proxy Solicitation

The proxies being solicited hereby are being solicited by us, the Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our Common Stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will, upon request, reimburse those record holders for their reasonable expenses. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being made available to stockholders by its authority.

By Order of the Board of Directors

Frederick G. Thiel
May 7, 2015	Chairman and Chief Executive Officer

Annex A

AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

Local Corporation

Local Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The current name of the Corporation is Local Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 10, 1999 under the name “eWorld Commerce Corporation”. On August 12, 1999, the Corporation filed a restated certificate of incorporation with the Secretary of State of the State of Delaware changing its name to “eLiberation.com Corporation” (the “Restated Certificate of Incorporation”). On February 25, 2003, the Corporation filed a certificate of amendment changing its name to “Interchange Corporation”. On October 26, 2006, the Corporation filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware by which the Corporation’s wholly-owned subsidiary merged with and into the Corporation and pursuant to Section 253 of the General Corporation Law, on November 2, 2006, the effective date of such filing, the Corporation further amended its Restated Certificate of Incorporation to change its name to “Local.com Corporation.” On October 15, 2008, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock, by which the Corporation designated the rights, preferences and privileges of the Corporation’s Series A Participating Preferred Stock. On August 17, 2009, the Corporation filed a certificate of amendment pursuant to which it amended Article IV to increase its authorized shares. On September 14, 2012, the Corporation filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware by which the Corporation’s wholly-owned subsidiary merged with and into the Corporation and pursuant to Section 253 of the General Corporation Law, on September 17, 2012, the effective date of such filing, the Corporation further amended its Amended and Restated Certificate of Incorporation to change its name to “Local Corporation.” On                     2015, the Corporation filed a certificate of amendment pursuant to which it amended Article IV to increase its authorized shares.

B. This Amendment to the Amended and Restated Certificate of Incorporation, as previously amended, was duly adopted in accordance with Sections 242 of the General Corporation Law of the State of Delaware, and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as previously amended.

C. The text of the Amended and Restated Certificate of Incorporation is amended by changing the Article thereof numbered “IV” so that, as amended, said Article shall be and read as follows:

“IV

A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation shall have authority to issue shall be reduced from Two Hundred Ten Million (210,000,000) to Forty Three Million Three Hundred Thirty Three Thousand Three Hundred and Thirty Three (43,333,333), of which (i) Thirty Three Million Three Hundred Thirty Three Thousand Three Hundred and Thirty Three (33,333,333)shares shall be Common Stock, $0.00001 par value per share (the “Common Stock”) and (ii) Ten Million (10,000,000) shares shall be shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”). Immediately prior to the time this amendment becomes effective, the authorized Common Stock of the Corporation, including issued and outstanding Common Stock and Common Stock held by the Corporation as treasury stock, shall be reverse split on a one-for-six basis, and the stated capital attributable to Common Stock on the Corporation’s balance sheet will be reduced based on a 1-for-6 ratio, and the paid-in capital surplus of the Corporation shall be credited with the amount by which the stated capital is reduced, provided that no fractional shares shall be issued. No fractional shares shall be issued in

A-1

connection with the reverse stock split, and any stockholder who beneficially owns a fractional share of the Corporation’s common stock after the reverse stock split will receive a cash payment in lieu of such fractional share.

B. Preferred Stock. Subject to the limitations and in the manner provided by law, the Board of Directors of the Corporation (the “Board of Directors”) or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the Holders of shares of the series generally or upon specified events; (x) any other rights, powers, preferences of such shares as are permitted by law.”

IN WITNESS WHEREOF, Local Corporation, has caused this Amendment to the Amended and Restated Certificate of Incorporation to be signed by Frederick Thiel, a duly authorized officer of the Corporation, on                     .

Frederick Thiel,
Chairman and Chief Executive Officer
Local Corporation

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Annex B

AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

Local Corporation

Local Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The current name of the Corporation is Local Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 10, 1999 under the name “eWorld Commerce Corporation”. On August 12, 1999, the Corporation filed a restated certificate of incorporation with the Secretary of State of the State of Delaware changing its name to “eLiberation.com Corporation” (the “Restated Certificate of Incorporation”). On February 25, 2003, the Corporation filed a certificate of amendment changing its name to “Interchange Corporation”. On October 26, 2006, the Corporation filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware by which the Corporation’s wholly-owned subsidiary merged with and into the Corporation and pursuant to Section 253 of the General Corporation Law, on November 2, 2006, the effective date of such filing, the Corporation further amended its Restated Certificate of Incorporation to change its name to “Local.com Corporation.” On October 15, 2008, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock, by which the Corporation designated the rights, preferences and privileges of the Corporation’s Series A Participating Preferred Stock. On August 17, 2009, the Corporation filed a certificate of amendment pursuant to which it amended Article IV to increase its authorized shares. On September 14, 2012, the Corporation filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware by which the Corporation’s wholly-owned subsidiary merged with and into the Corporation and pursuant to Section 253 of the General Corporation Law, on September 17, 2012, the effective date of such filing, the Corporation further amended its Amended and Restated Certificate of Incorporation to change its name to “Local Corporation.”

B. This Amendment to the Amended and Restated Certificate of Incorporation, as previously amended, was duly adopted in accordance with Sections 242 of the General Corporation Law of the State of Delaware, and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as previously amended.

C. The text of the Amended and Restated Certificate of Incorporation is amended by changing the Article thereof numbered “IV” so that, as amended, said Article shall be and read as follows:

“IV

A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000), of which (i) Two Hundred Million (200,000,000) shares shall be Common Stock, $0.00001 par value per share (the “Common Stock”) and (ii) Ten Million (10,000,000) shares shall be shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”).

B. Preferred Stock. Subject to the limitations and in the manner provided by law, the Board of Directors of the Corporation (the “Board of Directors”) or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), setting forth such resolution, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the

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series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the Holders of shares of the series generally or upon specified events; (x) any other rights, powers, preferences of such shares as are permitted by law.”

IN WITNESS WHEREOF, Local Corporation, has caused this Amendment to the Amended and Restated Certificate of Incorporation to be signed by Frederick Thiel, a duly authorized officer of the Corporation, on                     , 2015.

Frederick Thiel, Chairman and Chief Executive Officer Local Corporation

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PROXY

LOCAL CORPORATION

7555 Irvine Center Drive

Irvine, California 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LOCAL CORPORATION

The undersigned hereby appoints Frederick Thiel and Kenneth Cragun and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of LOCAL CORPORATION which the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders to be held at the Company’s offices located at 7555 Irvine Center Drive, Irvine, CA 92618, on June 23, 2015, at 9:00 a.m. PT, and at any and all adjournments or postponements thereof, as follows:

1. Election of Class II Directors:

☐	FOR the nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

John E. Rehfeld

Frederick G. Thiel

2. Proposal to ratify appointment of independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares our Common Stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of our Common Stock underlying such convertible notes and warrants.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. Proposal to approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s Common Stock, at a ratio of 1-for-6 at any time prior to December 31, 2016.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5. Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of stock from 75,000,000 to 210,000,000 and the number of authorized shares of Common Stock from 65,000,000 to 200,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

6. Advisory vote to approve named executive officer compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR proposals 3, 4 and 5 above.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

▼  DETACH PROXY CARD HERE  ▼

Please Detach Here

You Must Detach This Portion of the Proxy Card

▼  Before Returning it in the Enclosed Envelope  ▼

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated May 7, 2015.

Dated:             , 2015

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.